                                                                    EXHIBIT 4.11

--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                 OLD MUTUAL PLC,

                         OLD MUTUAL (US) HOLDINGS INC.,

                     UNITED ASSET MANAGEMENT HOLDINGS, INC.

                                  AMVESCAP PLC

                                       AND

                      INVESCO NORTH AMERICAN HOLDINGS, INC.

                              DATED APRIL 26, 2001

--------------------------------------------------------------------------------

                                Table of Contents

ARTICLE I - DEFINITIONS..............................................................2

   1.1    Definitions................................................................2
   1.2    Other Definitional Provisions..............................................9
   1.3    Cross Reference of Other Definitions......................................10

ARTICLE II - PURCHASE AND SALE OF STOCK.............................................11

   2.1    Stock Purchase............................................................11
   2.2    Purchase Price for Common Stock...........................................11
   2.3    Computation of Base Annual Billings and Adjusted Base Annual Billings.....11
   2.4    Additional Consideration..................................................13
   2.5    Estimated Closing Balance Sheet...........................................13
   2.6    Post-Closing Adjustment for Net Tangible Assets...........................14
   2.7    Closing Transactions......................................................14

ARTICLE III - CONDITIONS TO CLOSING.................................................15

   3.1    Conditions to the Purchaser's Obligations.................................15
   3.2    Conditions to the Sellers' Obligations....................................18

ARTICLE IV - COVENANTS PRIOR TO CLOSING.............................................19

   4.1    Affirmative Covenants of Old Mutual.......................................19
   4.2    Client Consents...........................................................20
   4.3    Section 15 of the 1940 Act; Reorganization of the Mid Cap Portfolio.......21
   4.4    Negative Covenants of Old Mutual..........................................22
   4.5    Covenants of the Purchaser................................................23
   4.6    Regulatory Matters; Third Party Consents..................................24
   4.7    Retention Bonus Plan......................................................24
   4.8    Employment Agreements.....................................................25
   4.9    Gramm-Leach-Bliley........................................................25
   4.10   Release...................................................................25
   4.11   Regarding Certain Trust Investments.......................................25
   4.12   Revenue Sharing Purchase Agreement; Signing Bonus Plan....................27
   4.13   Termination of Employee Benefit Plans.....................................27
   4.14   401(K) Plan Transfer......................................................27
   4.15   Redemption of Unit Awards.................................................27
   4.16   Acquisition Event.........................................................27
   4.17   Cooperation...............................................................28

ARTICLE V- REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANIES..................28

   5.1    Organization and Corporate Power..........................................28
   5.2    Authorization of Transactions.............................................28
   5.3    Capitalization............................................................28
   5.4    Subsidiaries; Investments.................................................29
   5.5    Absence of Conflicts......................................................29
   5.6    Financial Statements and Related Matters..................................30
   5.7    Absence of Undisclosed Liabilities........................................30
   5.8    Absence of Certain Developments...........................................30
   5.9    Title to Properties.......................................................32
   5.10   Reserved..................................................................33
   5.11   Contracts and Commitments.................................................33

   5.12   Proprietary Rights........................................................34
   5.13   Litigation; Proceedings...................................................34
   5.14   Brokerage.................................................................35
   5.15   Governmental Filings......................................................35
   5.16   Employee Benefit Plans....................................................35
   5.17   Insurance.................................................................37
   5.18   Affiliate Transactions....................................................37
   5.19   Compliance with Laws......................................................37
   5.20   Disclosure................................................................38
   5.21   Investment Contracts, Funds and Clients...................................39
   5.22   Assets Under Management...................................................41
   5.23   Labor Matters, etc........................................................41
   5.24   Derivative Products.......................................................41
   5.25   Section 15(f) Materials...................................................41

ARTICLE VI - REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS..................42

   6.1    Organization and Corporate Power..........................................42
   6.2    Authorization of Transactions.............................................42
   6.3    No Violation..............................................................42
   6.4    Shares....................................................................42
   6.5    Taxes.....................................................................42
   6.6    Litigation................................................................44
   6.7    Brokerage.................................................................44
   6.8    Governmental Filings......................................................44
   6.9    Insurance.................................................................44

ARTICLE VII - REPRESENTATIONS AND WARRANTIES CONCERNING THE PURCHASER...............45

   7.1    Organization and Corporate Power..........................................45
   7.2    Authorization of Transaction..............................................45
   7.3    No Violation..............................................................45
   7.4    Governmental Authorities and Consents.....................................45
   7.5    Litigation................................................................45
   7.6    Brokerage.................................................................46
   7.7    Purchase Price............................................................46
   7.8    Ineligible Persons........................................................46
   7.9    Facts Affecting Regulatory Approvals......................................46

ARTICLE VIII - TERMINATION..........................................................46

   8.1    Termination...............................................................46
   8.2    Effect of Termination.....................................................47

ARTICLE IX - INDEMNIFICATION AND RELATED MATTERS....................................48

   9.1    Survival..................................................................48
   9.2    Indemnification...........................................................48
   9.3    Procedure.................................................................51
   9.4    Exclusive Remedy..........................................................52
   9.5    Net Recovery..............................................................52
   9.6    Right of Off-Set/Set-Off..................................................53
   9.7    Adjustment to Purchase Price..............................................53

ARTICLE X - ADDITIONAL AGREEMENTS...................................................53

   10.1   Tax Matters...............................................................53
   10.2   Press Releases and Announcements..........................................55
   10.3   Further Transfers.........................................................56
   10.4   Expenses..................................................................56
   10.5   Exclusivity...............................................................56
   10.6   Books and Records.........................................................56
   10.7   Confidentiality and Non-Disclosure........................................57
   10.8   Guarantee.................................................................57
   10.9   Personnel Changes.........................................................57
   10.10     Disposition of Business of the Companies...............................57

ARTICLE XI - MISCELLANEOUS..........................................................58

   11.1   Amendment and Waiver......................................................58
   11.2   Notices...................................................................58
   11.3   Binding Agreement; Assignment.............................................60
   11.4   Severability..............................................................60
   11.5   No Strict Construction....................................................60
   11.6   Captions..................................................................60
   11.7   Entire Agreement..........................................................60
   11.8   Counterparts..............................................................60
   11.9   Governing Law.............................................................60
   11.10  Parties in Interest.......................................................60

                                INDEX OF EXHIBITS
                                -----------------

Exhibit A     -     Form of Client Notice
Exhibit B-1   -     Form of Employment Agreement
Exhibit B-2   -     List of Persons to Enter Into Employment Agreements
Exhibit C     -     Form of Retention Bonus Plan
Exhibit D     -     List of Employees
Exhibit E     -     Reserved
Exhibit F     -     List of Offices of the Companies
Exhibit G     -     Form of Revenue Sharing Purchase Agreement

                               INDEX OF SCHEDULES
                               ------------------

--------------------------------------------------------------------------------
Schedule 2.3(a)    Client Schedule
--------------------------------------------------------------------------------
Schedule 4.9       Gramm Leach-Bliley Schedule (not referenced in text)
--------------------------------------------------------------------------------
Schedule 5.1       Organization Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.4       Subsidiaries Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.5       Conflicts Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.6       Financial Statements Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.7       Undisclosed Liabilities (Companies)
--------------------------------------------------------------------------------
Schedule 5.8       Developments Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.9       Leased Property Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.11      Material Contracts Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.12      Proprietary Rights Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.13      Litigation Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.14      Brokerage Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.16      Benefit Plans Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.16(c)   Filings with respect to Benefit Plans (Companies)
--------------------------------------------------------------------------------
Schedule 5.17      Insurance Schedule (Companies)
--------------------------------------------------------------------------------
Schedule 5.18      Affiliate Transactions Schedule
--------------------------------------------------------------------------------
Schedule 5.19      Compliance with Laws Schedule
--------------------------------------------------------------------------------
Schedule 5.21(a)   Investment Contracts, Funds and Clients Schedule
--------------------------------------------------------------------------------
Schedule 6.4       Shares Schedule (Sellers)
--------------------------------------------------------------------------------
Schedule 6.5       Taxes Schedule (Sellers)
--------------------------------------------------------------------------------
Schedule 6.7       Brokerage Schedule (Sellers)
--------------------------------------------------------------------------------
Schedule 6.9       Insurance Schedule (Sellers)
--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made as of April 26, 2001, by and among OLD MUTUAL PLC, a corporation incorporated under the laws of England and Wales ("Parent"), OLD MUTUAL (US) HOLDINGS INC., a Delaware corporation ("Old
  ------                                                            ---
Mutual"), UNITED ASSET MANAGEMENT HOLDINGS, INC., a Delaware corporation
------
("Holdings"), AMVESCAP PLC, a corporation incorporated under the laws of England
  --------
and Wales ("AMVESCAP"), and INVESCO NORTH AMERICAN HOLDINGS, INC., a Delaware
            --------
corporation (the "Purchaser"). Parent, Old Mutual, Holdings, AMVESCAP and the
                  ---------
Purchaser are referred to herein collectively as the "Parties" and individually
                                                      -------
as a "Party."
      -----

                              W I T N E S S E T H:

     WHEREAS, Parent owns beneficially and of record all of the issued and outstanding shares of capital stock of Old Mutual; and

     WHEREAS, Old Mutual owns beneficially and of record all of the issued and outstanding shares of capital stock of Holdings, and Holdings in turn owns beneficially and of record all of the issued and outstanding common stock of Pell Rudman & Co., Inc., a Delaware corporation ("Pell Rudman"); and
                                                  -----------

     WHEREAS, Old Mutual owns beneficially and of record all of the issued and outstanding shares of capital stock of Rothschild/Pell Rudman, Inc., a Maryland corporation ("Rothschild"); and
              ----------

     WHEREAS, Edward I. Rudman ("Rudman") and Jeffrey S. Thomas ("Thomas") hold certain rights under the Revenue Sharing Agreements with respect to the business, market and rights to provide services of Pell Rudman; and

     WHEREAS, AMVESCAP owns beneficially and of record all of the issued and outstanding shares of capital stock of the Purchaser; and

     WHEREAS, the Purchaser desires to acquire from Old Mutual and Holdings, and Old Mutual and Holdings desire to sell to the Purchaser, all of the shares of capital stock of Pell Rudman and of Rothschild; and

     WHEREAS, Purchaser desires to acquire from Rudman and Thomas and Rudman and Thomas desire to sell to the Purchaser, all of their respective right, title and interest in and to the Revenue Sharing Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to become legally bound, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

     1.1 Definitions. For purposes hereof, the following terms, when used herein
         -----------
with initial capital letters, shall have the respective meanings set forth herein:

     "Acquisition Event" means: (x) any merger or consolidation after which the
      -----------------
Person holding at least 50% of the voting securities of any of the Companies outstanding immediately prior thereto (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) holds less than 50% of the combined voting power of the voting securities of such Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of any of the Companies, in either case, which occurs after the Closing Date.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, Losses, expenses, and fees, including court costs and reasonable fees and expenses of attorneys and other advisors.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended.
      ------------

     "Advisory Entity" means Rothschild and Sovereign, each of which is
      ---------------
registered under the Advisers Act.

     "Affiliate" of any Person means any other Person controlling, controlled by
      ---------
or under common control with such first Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise.

     "Affiliated Group" means an affiliated group as defined in Section 1504 of
      ----------------
the Code (or any similar combined, consolidated or unitary group defined under state, local or foreign income Tax law).

     "Agreement" means this Stock Purchase Agreement, including all Exhibits and
      ---------
Schedules hereto, as it may be amended from time to time in accordance with its terms.

     "Anniversary Date" means either of the First Anniversary Date or the Second
      ----------------
Anniversary Date.

     "Anniversary Date Revenue" means, as of any Anniversary Date, the aggregate
      ------------------------
revenues of the Companies derived from management, trust, custodial or advisory services to Clients (provided, however, as to revenues from and with respect to Clients with whom the Companies had no relationship, direct or indirect, prior to the Closing Date, revenues from such Clients shall be included in such aggregate revenues only if the Client relationship is sourced from the offices of the Companies listed on Exhibit F hereto). Such aggregate revenues will be
                           ---------
measured for the twelve months ending on (i) the last day of the calendar month next preceding such Anniversary Date or (ii) if such Anniversary Date is the last day of a calendar month, such Anniversary Date; provided, however, in calculating Anniversary Date Revenues there shall be subtracted from any revenues included therein any performance based fees and such revenues shall be net of and shall take into account any fee waivers or caps, expense limitations, expense reimbursements and any un-reimbursed payments by any Company with respect to the distribution of shares of the Mid Cap Portfolio. For purposes of the foregoing, the policies and procedures employed in recognizing revenues shall be consistent with those employed by the Companies immediately prior to the Closing Date to the extent those employed immediately prior to the Closing Date are consistent with GAAP.

     "Applicable Law" means any federal, state, local or foreign law, statute,
      --------------
ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority.

     "Atlantic" means Pell Rudman Trust Company (Atlantic), N.A., a national
      --------
banking association and a wholly-owned subsidiary of Pell Rudman.

     "Banks" means Atlantic and PR Trust.
      -----

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banks in the State of New York are generally closed for regular banking business.

     "Code" means the United States Internal Revenue Code of 1986, as amended.
      ----

     "Committee" means the committee comprised of Charles Brady, James
      ---------
Robertson, Don Herrema, Edward Rudman and James Spencer, or their respective successors.

     "Common Stock" means, together, 100 shares of common stock of Pell Rudman,
      ------------
no par value, and 638.6316 shares of Rothschild, no par value.

     "Companies" means Pell Rudman, Rothschild, Sovereign, the Banks and each
      ---------
Subsidiary thereof.

     "Company Confidential Information" means information regarding the identity
      --------------------------------
of, assets under management for, revenues derived from or investment objectives of Clients.

     "Consent" shall mean any and all filings, consents or approvals, whether
      -------
from a regulatory authority or other third party, that are necessary in connection with (i) the execution and delivery by the Companies, the Sellers and the Purchaser of this Agreement and (ii) the consummation by the Companies, the Sellers and the Purchaser of the transactions contemplated hereby.

     "Effective Time" has the meaning set forth in Section 2.4(a).
      --------------

     "Employment Agreement" means that certain employment agreement
      --------------------
substantially in the form of Exhibit B-1 to be entered into between the Persons
                             -----------
set forth in Exhibit B-2 and the Purchaser concurrently with the execution of
             -----------
this Agreement.

     "Estimated Closing Balance Sheet" has the meaning set forth in Section 2.4.
      -------------------------------

     "First Anniversary Date" means the date that is the first anniversary of
      ----------------------
the Closing Date.

     "First Contingent Payment" means an amount (not less than zero) equal to
      ------------------------
the lesser of the following amounts:

          1.   4 x [FADR - ABAB] x .8; or

          2.   4 x [.5 (50,000,000 - ABAB)] x .8;

where FADR means Anniversary Date Revenue as of the First Anniversary Date. For purposes of the foregoing, ABAB cannot exceed $50 million.

     "Funds" means Sovereign New Millenium Fund, L.P., Sovereign New Millenium
      -----
Fund II, L.P., and Pell Rudman Venture Partners, L.P.

     "GAAP" means generally accepted accounting principles as used in the United
      ----
States of America as in effect at the time any applicable financial statements were prepared or any act requiring the application of GAAP was performed.

     "Governmental Authority" means any government, any state or other political
      ----------------------
subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the SEC or any other government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority.

     "Indebtedness" of any Person means, without duplication: (a) indebtedness
      ------------
for borrowed money or for the deferred purchase price of property or services in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) and any commitment by which such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit; (b) indebtedness guaranteed in any manner by such Person, including a guarantee in the form of an agreement to repurchase or reimburse; and (c) obligations under capitalized leases in respect of which such Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss.

     "Initial Payment Amount" means an amount (not less than zero) determined in
      ----------------------
accordance with the following formula:

          4 x ABAB - {[(4 x ABAB - 100,000,000) x .5] - 5,000,000} x .4

where ABAB means Adjusted Base Annual Billings. For purposes of the foregoing, ABAB cannot exceed $50 million.

     "Insider" means, any officer or director of each of the Companies or any
      ------
immediate family member of such Person (including, without limitation, any Person related by marriage or adoption to any such individual), or any entity in which any such Person owns any beneficial interest.

     "Knowledge" means actual knowledge after Reasonable Inquiry.
      ---------

     "Liability" means any liability (whether known or unknown, whether asserted
      ---------
or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "LIBOR" means the one year London Interbank Offered Rates as reported in
      -----
the Wall Street Journal as the same may be changed from time to time.

     "Lien" means any mortgage, pledge, security interest, encumbrance,
      ----
easement, restriction, charge, or other lien.

     "Loss" means, with respect to any Person, any damage, liability, demand,
      ----
claim, action, cause of action, cost, deficiency, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Authority) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Loss, and includes the investigation, defense or settlement of any of the foregoing.

     "Material Adverse Effect" means: (a) any material adverse effect on the
      -----------------------
business, financial condition, operations, or properties of the Companies, taken as a whole, other than any change or effect arising out of (i) a decline or deterioration in the economy or the capital markets in general or the markets in which the Companies operate, or (ii) this Agreement or the transactions contemplated hereby or the announcement thereof or (b) an effect which is reasonably likely to prevent, materially delay or materially impair the ability of the Parties to consummate the transactions contemplated by this Agreement.

     "Material Contract" means any contract required to be disclosed on Schedule
      ----------------
5.11 of this Agreement.

     "Mid Cap Portfolio" means the Pell Rudman Mid Cap Growth Portfolio, a
      -----------------
series of UAM Funds, Inc., a series management company registered under the 1940 Act.

     "Net Tangible Assets" means, (i) the book value of the Companies' total
      -------------------
assets determined on a combined basis in accordance with GAAP consistently applied with those principles followed in preparation of the Financial Statements, but excluding amounts relating to contracts, accumulated contract amortization, goodwill and accumulated amortization of goodwill, and other assets classified by GAAP as intangible, minus (ii) the book value of the Company's total liabilities, determined on a combined basis in accordance with GAAP consistently applied as aforesaid and including (a) an accrual for all unpaid amounts owed to Old Mutual or any of its Affiliates under any Related Party Agreement to and including the Closing Date, (b) an accrual for all unpaid bonuses, compensation, and deferred compensation payable, whether before or after the Closing Date, with respect to services provided prior to the Closing Date, (other than amounts payable pursuant to the Retention Bonus Plan referred to in Section 4.7, the Signing Bonus Plan and other than amounts payable in redemption of the Unit Awards redeemed as provided in Section 4.15), (c) an accrual for amounts potentially payable to John McColskey under his employment agreement as if the measurement period for such payments ended immediately prior to the Closing Date; (d) adequate accruals for all unpaid expenses (without related tax benefits) incurred or payable by the Companies in connection with the transactions contemplated by this Agreement, (e) an accrual for all amounts payable with respect to the purchase of shares from the Federal Reserve Bank as described in Item 7 of Schedule 5.19, if such shares have not been purchased
                       -------------
prior to the Closing Date and (f) an accrual for all amounts payable with respect to the settlement of the lawsuit described as Item 2 on Schedule 5.8.
                                                                ------------

     "OCC" means the Office of the Comptroller of the Currency.
      ---

     "Old Mutual's Knowledge" means the Knowledge of any of Franklin H. Kettle,
      ----------------------
Joseph R. Ramrath, Richard S. Robie III, or James F. Orr III after Reasonable Inquiry.

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past practice (including, without limitation, with respect to collection of accounts receivable, purchases of services, payment of accounts payable and accrued expenses, levels of capital expenditures and operation of cash management practices generally).

     "Permit" shall mean any approval, authorization, certificate, consent,
      ------
easement, filing, franchise, license, notice, permit, registration or right of any Governmental Authority or any other Person to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets or business.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Authority or any department, agency or political subdivision thereof and any other entity.

     "PR Trust" means Pell Rudman Trust Company, N.A., a national banking
      --------
association and a wholly-owned subsidiary of Pell Rudman.

     "Proprietary Rights" means any and all patents, patent applications,
      ------------------
trademarks, service marks, trademark or service mark applications and registrations, trade and corporate names, copyrights, copyright applications and registrations, trade secrets, know-how, technology, computer software and software systems, business and marketing plans, customer and supplier lists, confidential information and all other proprietary intangible property, rights and interests.

     "Reasonable Inquiry" means when used with reference to "Old Mutual's
      ------------------
Knowledge" that Old Mutual has caused each of the representations and warranties made or given by it herein that relates in any way to the business, affairs, properties, assets, liabilities or financial affairs of any of the Companies, and all Schedules related to any such representations and warranties, to be reviewed by Rudman, Thomas, James F. Spencer ("Spencer"), Steven G. Hoch ("Hoch") and Mark J. Panarese ("Panarese"), and Old Mutual shall have obtained from each of Rudman, Thomas, Spencer, Hoch and Panarese, their certificate that
(i) they have reviewed for completeness and accuracy the representations and warranties concerning the Companies in Article V of this Agreement, (ii) they have reviewed for completeness and accuracy the disclosure Schedules relating thereto (as the same shall have been amended and updated through the time of Closing), (iii) they have caused the representations and warranties contained in
Article V of this Agreement to the extent they relate to Sovereign, and all Schedules relating thereto, to be reviewed by Katherine A. Cattanach and Mary F. Kelley, and (iv) they have conducted such other inquiry which they as such officers have deemed reasonable and appropriate, and (v) based on the foregoing inquiry, nothing has come to their attention that would lead them to believe that such representations and warranties contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein contained not misleading; and shall mean when used with reference to the "Knowledge" of any other Person such degree of inquiry as is commercially reasonable under the circumstances; provided however, the certificates of Cattanach and Kelley described above may be limited to matters relating to Sovereign.

     "Related Party Agreements" means any agreement or arrangement, whether oral
      ------------------------
or written, between any of the Companies and Old Mutual or any Affiliate thereof pursuant to which (a) the Company party thereto is obligated to pay any amounts to Old Mutual or such Affiliate, (b) Old Mutual or any Affiliate thereof provides any goods or services to any Company party thereto, or (c) any Company is indebted to Old Mutual or any Affiliate thereof with respect to any loan or other advance (howsoever characterized) made by Old Mutual or any Affiliate thereof to any Company, and Related Party Agreement shall include, specifically but without limitation, the Revenue Sharing Agreements; provided however that Cattanach and Kelley's rights to carried interest distributions under the Sovereign New Millennium Fund, L.P. Limited Partnership Agreement dated September 26, 1997 by and among Sovereign Financial Services, LLC as general partner and the limited partners and the Sovereign New Millennium Fund II, L.P. Limited Partnership Agreement dated November 30, 1999 by and among Sovereign New Millennium, LLC as general partner and the limited partners shall not fall within the definition of Related Party Agreement.

     "Required Amount" means the greater of (a) $5,000,000 or (b) the minimum
      ---------------
amount of regulatory capital required of the Banks under the regulations of the OCC; provided, however, if the minimum amount of regulatory capital so required is in excess of $7,000,000, the amount in this clause (b) shall be limited to the sum of (x) $7,000,000 plus
(y) one-half of the amount of such required regulatory capital in excess of $7,000,000.

     "Retention Bonus Plan" means the Retention Bonus Plan substantially in the
      --------------------
form of Exhibit C hereto.
        ---------

     "Revenue Sharing Agreements" means (i) that certain Amended and Restated
      --------------------------
Revenue Sharing Agreement, dated January 2, 1998 between Old Mutual, Pell Rudman, Holdings, Edward I. Rudman, James S. McDonald and Jeffrey S. Thomas; and
(ii) that certain Revenue Sharing Agreement dated November 1, 1994 by and among Old Mutual, Rothschild, Edward I. Rudman, James S. McDonald, and Jeffrey S. Thomas.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Second Anniversary Date" means the date that is the second anniversary of
      -----------------------
the Closing Date.

     "Second Contingent Payment" means an amount (not less than zero) determined
      -------------------------
as follows:

     a. If FADR exceeds ABAB and if the First Contingent Payment is determined by line 1 of the definition of such term:

                    4 x [SADR - FADR] x .8

     b. If FADR exceeds ABAB and if the First Contingent Payment is determined by line 2 of the definition of such term:

                    4 x [SADR - (ABAB + .5 (50,000,000 - ABAB))] x .8

     c.   If ABAB equals or exceeds FADR:

                    4 x [SADR - ABAB] x .8

where SADR means Anniversary Date Revenue as of the Second Anniversary Date. For purposes of the foregoing, neither SADR nor ABAB can exceed $50 million.

     "Sellers" means Old Mutual and Holdings, acting jointly and severally.
      -------

     "Sovereign" means Sovereign Financial Services, Inc., a Delaware
      ---------
corporation, and a wholly-owned subsidiary of Pell Rudman.

     "Subsidiary" means, with respect to any Person, any corporation a majority
      ----------
of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or any partnership, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls a managing director or general partner of such partnership, association or other business entity.

     "Tax Returns" means returns, declarations, reports, claims for refund,
      -----------
information returns or other documents (including any related or supporting schedules, statements or information) filed, or required to be filed, in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

     "Taxes" means any federal, state, local, or foreign income, gross receipts,
      -----
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or other tax, fee, assessment or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Total Contingent Payment" shall equal (a) one hundred eighty-two million
      ------------------------
dollars ($182,000,000) less (b) the Initial Payment Amount.

     "Transaction Documents" means this Agreement, and all other agreements,
      ---------------------
instruments, certificates and other documents to be entered into or delivered by any Party in connection with the transactions contemplated to be consummated pursuant to this Agreement.

     "Treasury Regulations" means the United States Treasury Regulations
      --------------------
promulgated pursuant to the Code.

     "Unit Award" means a Unit Award issued under the United Asset Management
      ----------
Corporation Marketing Incentive Plan, as from time to time in effect.

     "1940 Act" means the Investment Company Act of 1940, as amended.
      --------

     1.2  Other Definitional Provisions.
          -----------------------------

     (a) Accounting Terms. Accounting terms which are not otherwise defined in
         ----------------
this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term that is defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

     (b) "Hereof," etc. The terms "hereof," "herein" and "hereunder" and terms
          ------------
of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement. Section, clause, Schedule and Exhibit references contained in this Agreement are references to Sections, clauses, Schedules and Exhibits in or to this Agreement, unless otherwise specified.

     (c) Successor Laws. Any reference to any particular Code or Treasury
         --------------
Regulation section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

     1.3 Cross Reference of Other Definitions. Each capitalized term listed
         ------------------------------------
below is defined in the corresponding Section of

this Agreement:

Term                                        Section
----                                        -------

Actual Net Tangible Assets                  2.6(a)
Adjusted Base Annual Billings               2.3(b)
Advisory Contract                           5.21(a)
Applicable Limitation Date                  9.1
Base Annual Billings                        2.3(a)
Cap                                         9.2(b)(iii)
Change in Bank Control Act                  3.1(d)
Client                                      5.21(a)
Closing                                     2.7(a)
Closing Date                                2.7(a)
Closing Transactions                        2.7(b)
Contracts                                   5.21(a)
Draft Computation                           2.6(a)
Effective Time                              2.7(a)
Employee Benefit Plan                       5.16(a)
ERISA                                       5.16(a)
ERISA Affiliate                             5.16(a)
Exempt Fund Client                          5.21(a)
Financial Statements                        5.6
GLBA                                        4.9
Holdings                                    Preface
HSR Act                                     3.1 (d)
Income Statement                            2.6
Indemnified Party                           9.3(a)
Indemnifying Party                          9.3(a)
Interim Advisory Agreement                  4.3
Latest Balance Sheet                        5.6
Leased Properties                           5.9(b)
Non-Limited Reps                            9.2(b)(ii)
Notice                                      4.2

Objection Notice                            2.6(a)
Old Mutual                                  Preface
Old Mutual Parties                          9.2(c)
Original Schedule                           2.3
Parent                                      Recitals
Party                                       Preface
Pell Rudman                                 Recitals
PPM                                         5.20(b)
Purchase Agreement                          3.1(k)
Purchase Price                              2.2
Purchaser                                   Preface
Purchaser Parties                           9.2(a)
Revised Schedule                            2.3(b)
Rothschild                                  Recitals
Rudman                                      Recitals
Signing Bonus Plan                          4.12(b)
Subsidiary Stock                            5.4
Third Party Claim                           9.3(b)
Thomas                                      Recitals
Trust Agreement                             5.21(a)
2000 Combined Audited Financials            4.1(j)

                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK
                           --------------------------

     2.1 Stock Purchase. On the Closing Date, subject to the terms and
         --------------
conditions set forth in this Agreement, AMVESCAP shall cause the Purchaser to purchase from the Sellers, and the Sellers shall sell and transfer to the Purchaser, all of the shares of Common Stock owned by the Sellers, free and clear of any Liens.

     2.2 Purchase Price for Common Stock. The aggregate purchase price to be
         -------------------------------
paid to the Sellers for the Common Stock (the "Purchase Price") is the sum of
                                               --------------
(i) the Initial Payment Amount, plus or minus (ii) 80% of the amount by which Actual Net Tangible Assets exceed or are less than the Required Amount, plus
(iii) the First Contingent Payment and plus (iv) the Second Contingent Payment.

     2.3 Computation of Base Annual Billings and Adjusted Base Annual Billings.
         ---------------------------------------------------------------------
     (a) Pell Rudman will prepare and deliver to the Purchaser promptly after the date hereof, a list (Schedule 2.3(a) or the "Original Schedule") of all
                         ------------------------------------------
Clients of the Companies, as of March 31, 2001, showing for each Client as of that date, the Client's name, fee arrangements, assets under management or held in trust, custodial or advisory accounts (as the case may be), and pro forma annual billings calculated by multiplying the assets under management or in trust, custodial or advisory accounts on March 31, 2001 by the annual percentage fee in effect with such client on March 31, 2001. The Parties agree that the total of such pro forma annual billings reflected on the Original Schedule is $43,000,000 (the "Base Annual Billings").

     (b) At the Closing, Pell Rudman will deliver to the Purchaser Schedule
                                                                   --------
2.3(b) (the "Revised Schedule") as of the close of business on the last day of
-----        ----------------
the month ending immediately before the Closing (the "Revision Date") prepared
                                                      -------------
as follows which shows only the following adjustments to Base Annual Billings:

          (i) The pro forma annual billings under any management, trust, custodial or advisory relationship of a Client with the Companies that has been terminated by such Client, or as to which the Client has notified any of the Companies (orally or in writing) of its decision to terminate such relationship, since the date of the Original Schedule shall be subtracted. With respect to the Mid Cap Portfolio, the failure of the board of directors of UAM Funds, Inc. to vote in person to approve an interim advisory contract pursuant to Rule 15a-4 of the 1940 Act or, in the alternative, of the shareholders to approve a new investment advisory agreement, shall be deemed to be a termination of the advisory relationship.

          (ii) The pro forma annual billings of any Client that has engaged any of the Companies to provide management, trust, custodial or advisory services and for whom any of the Companies has commenced providing such services since the date of the Original Schedule shall be added.

          (iii) A portion of the pro forma annual billings of any Client that has withdrawn assets in excess of income earned during the period from the date of the Original Schedule to the Revision Date from the management, trust, custodial or advisory services by any of the Companies since the date of the Original Schedule equal to the percentage calculated by dividing (a) the value of the assets so withdrawn (as of the date of withdrawal) in excess of income so earned, by (b) the aggregate value of the assets of such Client subject to management, trust, custodial or advisory services by any of the Companies as of the date of the Original Schedule shall be subtracted. If on or prior to the Closing Date any of the Companies has been notified (orally or in writing) of a Client's decision to withdraw assets in excess of income earned during the period from the date of the Original Schedule to the Revision Date from the management, trust custodial or advisory services by any of the Companies, a portion of the pro forma billings of such Client equal to the percentage calculated by dividing (a) the value of the assets to be so withdrawn in excess of income so earned by (b) the aggregate value of the assets of such Client subject to management, trust, custodial or advisory services as of the date of the Original Schedule shall be subtracted.

          (iv) The amount of the increase in the pro forma annual billings for any Client that has added assets with respect to which any of the Companies provide management, trust, custodial or advisory services at any time prior to the Closing Date (including any income earned during the period from the date of the Original Schedule to the Revision Date) attributable to such added assets shall be added.

          (v) Except as expressly provided above, pro forma annual billings will be determined in the manner specified in Section 2.3.

          (vi) If any of the Companies shall, after the date hereof, implement a fee increase with respect to any Client account that is included in the Original Schedule, the revenues of such client reflected on the Revised Schedule shall reflect that fee increase.

          (vii) The aggregate net amount of the foregoing additions and subtractions shall be determined and shall be added to (if a positive amount), or subtracted from (if a negative amount) Base Annual Billings and the amount so determined shall be the "Adjusted Base Annual Billings."
                                            -----------------------------

     2.4  Additional Consideration.
          ------------------------

     (a) As additional consideration for the Common Stock, the Purchaser agrees to pay to the Sellers additional amounts, if any, as follows:

          (i) Not later than sixty (60) days following the First Anniversary Date, an amount not less than zero equal to the First Contingent Payment; and

          (ii) Not later than sixty (60) days following the Second Anniversary Date, an amount not less than zero equal to the Second Contingent Payment; provided, however, that in no event shall the sum of the First Contingent Payment and the Second Contingent Payment exceed the Total Contingent Payment.

     (b) Payment of any amounts payable under this Section 2.4 shall be made by wire transfer of immediately available funds to an account of Old Mutual designated in writing delivered to Purchaser.

     2.5 Estimated Closing Balance Sheet. Not later than five (5) Business Days
         -------------------------------
prior to the Closing Date, Old Mutual shall cause the Companies to deliver to the Purchaser a pro forma estimated combined balance sheet of the Companies as of the Closing Date, reflecting the good faith best estimate of the Sellers as to the book value of the assets and the amount of the liabilities of the Company as of the close of business on the Business Day before the Closing Date and prepared in a manner consistent with the definition of Net Tangible Assets (the "Estimated Closing Balance Sheet"). The Estimated Closing Balance Sheet, when so
 -------------------------------
delivered, shall be accompanied by a schedule (the "Estimated Closing Schedule")
                                                    --------------------------
prepared by the chief financial officer of the Companies, showing the Estimated Net Tangible Assets as of the close of business on the Business Day before the Closing Date as reflected on the Estimated Closing Balance Sheet, which Estimated Closing Balance Schedule shall reflect thereon the written concurrence of Old Mutual to the Net Tangible Assets shown thereon. The Net Tangible Assets reflected on the Estimated Closing Schedule is referred to herein as the "Estimated Net Tangible Assets."
 -----------------------------

     2.6  Post-Closing Adjustment for Net Tangible Assets.
          -----------------------------------------------

     (a) Within sixty (60) days after the Closing Date, the Purchaser will prepare and deliver to Old Mutual a computation of the Net Tangible Assets as of the close of business on the Business Day before the Closing Date (the "Draft
                                                                        -----
Computation"). The Purchaser will make available to Old Mutual all records and
-----------
work papers used in preparing the Draft Computation. If Old Mutual disagrees with the computation of the Net Tangible Assets reflected on the Draft Computation, Old Mutual may, within thirty (30) days after receipt of the Draft Computation, deliver a notice (an "Objection Notice") to the Purchaser setting
                                   ----------------
forth Old Mutual's calculation of the amount of the Net Tangible Assets as of the close of business on the Business Day before the Closing Date. The Purchaser and Old Mutual will attempt in good faith to resolve any disagreements as to the computation of the Net Tangible Assets, but if they do not obtain a final resolution within thirty (30) days after delivery of an Objection Notice, the Purchaser and Old Mutual will jointly retain an independent accounting firm of recognized national or regional standing (the "Firm") to resolve any remaining
                                               ----
disagreements. If the Purchaser and Old Mutual are unable to agree on the choice of the Firm, the Firm will be a "big-five" accounting firm (or successor thereof) selected by lot (after excluding one firm designated by the Purchaser and one firm designated by Old Mutual). The Purchaser and Old Mutual will request that the Firm use its best efforts to render a determination within sixty (60) days of its retention and the Purchaser, Old Mutual and their respective agents will cooperate with the Firm during its engagement. The Firm will consider only those items and amounts in the Draft Computation set forth in the Objection Notice which the Purchaser and Old Mutual are unable to resolve. The Firm's determination will be based on the definition of Net Tangible Assets included herein. The determination of the Firm will be conclusive and binding upon the Purchaser and the Sellers. The Purchaser and Old Mutual shall bear the costs and expenses of the Firm based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. The Net Tangible Assets, as finally determined pursuant to this Section 2.6(a), is referred to herein as the "Actual Net Tangible
                                                      -------------------
Assets."
------

     (b) If the amount of the Actual Net Tangible Assets is less than the amount of the Estimated Net Tangible Assets, Old Mutual shall pay to the Purchaser, within five (5) Business Days after the determination of the Actual Net Tangible Assets, 80% of the amount of such shortfall by wire transfer. If, on the other hand, the amount of the Actual Net Tangible Assets is greater than the amount of the Estimated Net Tangible Assets, the Purchaser shall pay to Old Mutual, within five (5) Business Days after the determination of the Actual Net Tangible Assets, 80% of the amount of such excess by wire transfer. Payments due under
Section 2.6(b) shall bear and be accompanied by interest at a rate equal to LIBOR from the Closing Date until paid.

     2.7  Closing Transactions.
          --------------------

     (a) Closing. The closing of the transactions contemplated by this Agreement
         -------
(the "Closing") shall take place at the offices of Hill & Barlow, One
      -------
International Place, Boston, MA 02110, commencing at 10:00 a.m. on the tenth Business Day following the end of the calendar month during which occurs the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as may be mutually agreeable to the Purchaser and Old Mutual. The date and time of the Closing are herein referred to as the "Closing Date." The consummation of the transactions contemplated hereby shall
 ------------
be deemed effective as of 12:01 A.M. on the Closing Date (the "Effective Time").

     (b) Closing Transactions. Subject to the conditions set forth in this
         --------------------
Agreement, the Parties shall consummate the following transactions (the "Closing
                                                                         -------
Transactions") on the Closing Date:
------------

          (i) The Sellers shall deliver to the Purchaser certificates representing the Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto;

          (ii) The Purchaser shall deliver to Old Mutual by wire transfer, to an account designated by Old Mutual by a writing delivered to Purchaser not later than five (5) Business Days prior to the Closing Date, an amount equal to the Initial Payment Amount plus or minus, as the case may be, 80% of the amount by which Estimated Net Tangible Assets exceed or are less than the Required Amount; and

          (iii) The Sellers and the Purchaser, as applicable, shall deliver the certificates and other documents and instruments required to be delivered by or on behalf of such Party under Article III.

                                   ARTICLE III
                              CONDITIONS TO CLOSING
                              ---------------------

     3.1 Conditions to the Purchaser's Obligations. The obligation of the
         -----------------------------------------
Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

     (a) The representations and warranties set forth in Article V and Article VI hereof shall be true and correct in all material respects at and as of the date of this Agreement and shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, after taking into account any disclosures made by the Companies or the Sellers, as the case may be, to the Purchaser pursuant to Section 4.1(f)(i) hereof, provided, however, to the extent the representations and warranties set forth in Section 5.6 shall be untrue in any material respect and the facts or circumstances giving rise to such untruth can be remedied as provided in clause (i) of Section 8.1(f) or are subject to indemnification as provided in clause (ii) of Section 8.1(f), such untruth shall be excepted from the condition precedent stated in this Section 3.1(a);

     (b) The Sellers shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by them under this Agreement on or prior to the Closing;

     (c) All Consents by third parties under any Material Contract (other than Advisory Contracts and Trust Agreements), the absence of which would have a Material Adverse Effect, shall have been obtained, and releases of any and all Liens held by third parties on the Common Stock shall have been obtained, all on terms reasonably satisfactory to the Purchaser;

     (d) The applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have
                                                     -------
expired or been terminated; and the Purchaser shall have either received notice from the OCC that pursuant to the Change in Bank Control Act of 1978 (the "Change in Bank Control Act") or applicable regulations, the OCC will not
 -------------------------
disapprove of the Purchaser's acquisition of either Atlantic or PR Trust, or the period of time for OCC review of the transactions specified in the Change in Bank Control Act or the applicable regulations shall have expired;

     (e) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control any of the Companies, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

     (f) All Related Party Agreements shall have been terminated by any Seller parties thereto and any Affiliates of Sellers who are parties thereto effective as of the close of business on the Closing Date, all amounts payable to Old Mutual or any Affiliate thereof thereunder for any period to and including the effective date of such termination shall have been paid, all Seller parties and any Affiliates of Sellers who are parties thereto to such Related Party Agreements shall have released in writing the Companies and the Purchaser from any claims or liability thereunder, and the Purchaser shall have received evidence reasonably satisfactory to it of such termination and release. Notwithstanding the foregoing, the Companies shall make payment to Old Mutual after the Closing Date of amounts owed to Old Mutual as of the Closing Date under the Revenue Sharing Agreements, but only to the extent such amounts are accrued for and included in the determination of Actual Net Tangible Assets, as such amounts are collected during the calendar quarter following the Closing Date from receivables that were in existence and revenues that were unbilled as of the Closing Date, in a manner consistent with past practice; provided, however, that all such amounts shall be paid no later than the last day of the first quarter ending following the Closing Date.

     (g) All Unit Awards shall have been redeemed as provided in Section 4.15 below, and Purchaser shall have received evidence reasonably satisfactory to it of such redemptions.

     (h) No change in the business of the Companies shall have occurred which would have a Material Adverse Effect;

     (i) On or prior to the Closing Date, the Sellers shall have delivered to the Purchaser all of the following:

          (i) a certificate from each of the Companies in a form reasonably satisfactory to the Purchaser, dated the Closing Date, stating that the preconditions specified in Sections 3.1 (a) through (h), inclusive, have been satisfied;

          (ii) copies of all third party and governmental Consents, approvals, filings, releases and terminations required by the terms of this Agreement in connection with the consummation of the transactions contemplated herein;

          (iii) certified copies of the resolutions of Old Mutual's and Holdings' board of directors approving the transactions contemplated by this Agreement;

          (iv) with respect to each of the Companies, certificates of the secretary of state of such Company's state of incorporation and each state where such Company is required to qualify to do business, which certificates shall be dated not more than twenty (20) days prior to the Closing Date, providing that such Company is in good standing in such jurisdiction;

          (v) true and correct copies of the certificates of each of Rudman, Thomas, Spencer, Hoch and Panarese, as described in the definition of Reasonable Inquiry;

          (vi) a true and correct copy of each amended trust agreement, consent or waiver required under Section 4.11(b) hereof, and true and correct copies of amended trust agreements, consents or waivers as contemplated by
     Section 4.11(a) from the trustee or co-trustees under trusts described in that Section 4.11(a) that in the aggregate represent not less than 75% of the aggregate amount of the assets of such trusts invested in the Funds; and

          (vii) such other documents or instruments as the Purchaser may reasonably request to effect the transactions contemplated hereby;

     (j) All proceedings to be taken by the Sellers in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Sellers to effect the transactions contemplated hereby reasonably requested by the Purchaser shall be reasonably satisfactory in form and substance to the Purchaser; and

     (k) The transactions provided for in a Revenue Sharing Purchase Agreement substantially in the form of Exhibit G hereto ("Purchase Agreement") with each of Rudman and Thomas shall have been consummated.

Any condition specified in this Section 3.1 may be waived by the Purchaser; provided that no such waiver shall be effective unless it is set forth in writing executed by the Purchaser.

     3.2 Conditions to the Sellers' Obligations. The obligation of the Sellers
         --------------------------------------
to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of the Closing Date:

     (a) The representations and warranties set forth in Article VII hereof shall be true and correct in all material respects at and as of the date of this Agreement, and shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties, after taking into account any disclosures made by the Purchaser to Old Mutual pursuant to Section 4.5(a)(i) hereof;

     (b) The Purchaser shall have performed and complied with all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing;

     (c) The applicable waiting period, if any, under the HSR Act shall have expired or been terminated; and not more than six (6) months prior to the Closing Date the Purchaser shall have either received notice from the OCC that pursuant to the Change in Bank Control Act or applicable regulations, OCC will not disapprove of the Purchaser's acquisition of either Atlantic or PR Trust, or the period of time for OCC review of the transactions specified in the Change in Bank Control Act or the applicable regulations shall have expired;

     (d) No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or materially and adversely affect the right of the Purchaser to own, operate or control any of the Companies, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

     (e) On or prior to the Closing Date, the Purchaser shall have delivered to Old Mutual all of the following:

          (i) a certificate from the Purchaser in a form reasonably satisfactory to Old Mutual, dated the Closing Date, stating that the preconditions specified in Sections 3.2(a) through (d), inclusive, have been satisfied;

          (ii) certified copies of the resolutions of the Purchaser's board of directors approving the transactions contemplated by this Agreement; and

          (iii) such other documents or instruments as Old Mutual may reasonably request to effect the transactions contemplated hereby;

     (f) All amounts payable to Old Mutual or any Affiliate thereof under any Related Party Agreement for any period to and including the Closing Date shall have been paid or an accrual for the payment of any unpaid amounts due thereunder shall be reflected on the Estimated Closing Balance Sheet and the Closing Review;

     (g) All proceedings to be taken by the Purchaser in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by the Purchaser to effect the transactions contemplated hereby reasonably requested by Old Mutual shall be reasonably satisfactory in form and substance to Old Mutual; and

     (h) The transactions provided for in the Purchase Agreement with each of Rudman and Thomas shall have been consummated.

Any condition specified in this Section 3.2 may be waived by Old Mutual; provided that no such waiver shall be effective unless it is set forth in a writing executed by Old Mutual.

                                   ARTICLE IV
                           COVENANTS PRIOR TO CLOSING
                           --------------------------

     4.1 Affirmative Covenants of Old Mutual. Prior to the Closing, unless the
         ------------------------------------
Purchaser otherwise agrees in writing, Old Mutual shall cause each of the Companies to:

     (a) conduct its business and operations only in the Ordinary Course of Business;

     (b) keep in full force and effect its corporate existence and use commercially reasonable efforts to keep all rights, franchises and Proprietary Rights relating or pertaining to its business and to cause its current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse, except where the failure to do so would not have a Material Adverse Effect;

     (c) use commercially reasonable efforts to carry on its business in the same manner as presently conducted and keep its business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers, Clients and others having business relations with it, except where the failure to do so would not have a Material Adverse Effect;

     (d) maintain its material assets in good repair, order and condition (normal wear and tear excepted) consistent with current needs and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, whether or not it is insured, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by Old Mutual and the Purchaser;

     (e) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements;

     (f) promptly (once Old Mutual obtains Knowledge thereof) inform the Purchaser in writing of (i) any variances from the representations and warranties contained in Article V or Article VI hereof which arise as a result of the occurrence of events between the date hereof and the Closing Date, and as a result of which, if such representations and warranties were restated on the Closing Date, such representations and warranties would not be true and correct in all material respects, and (ii) any material breach of any representation, warranty or covenant hereunder by the Sellers;

     (g) cooperate with the Purchaser and use commercially reasonable efforts to cause the conditions to the Purchaser's obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations);

     (h) cooperate with the Purchaser in the Purchaser's investigation of the business and properties of the Companies, to permit the Purchaser and its employees, agents, accounting, legal and other authorized representatives to the extent permitted by Applicable Law to (i) have full access to the premises, books and records of each of the Companies at reasonable hours, (ii) visit and inspect any of the properties of each of the Companies, and (iii) discuss the affairs, finances and accounts of each of the Companies with the respective directors, officers, and key employees of each of the Companies;

     (i) use commercially reasonable efforts to obtain from the OCC, SEC or any applicable state Governmental Authority such authority as may be necessary to make available to Purchaser the reports of examination of the Banks and all correspondence between any of the Banks or the Companies and the OCC, the SEC, or state Governmental Authorities and to make all such reports and correspondence available to Purchaser; and

     (j) cause to be delivered to Purchaser as soon as practicable after the date hereof, but in any event at least ten (10) Business Days prior to the Closing Date, the audited combined financial statements of the Companies for the fiscal year ended December 31, 2000 (the "2000 Combined Audited Financials").
                                          --------------------------------

     4.2  Client Consents.
          ---------------

     (a) As soon as reasonably practicable following the date hereof, Old Mutual shall cause the Advisory Entities and the Banks to send notices substantially in the form attached hereto as Exhibit A (each, a "Notice"), (a) informing their
                            ---------           ------
Clients of the transactions contemplated by this Agreement; and (b) requesting the consent or approval of the assignment or deemed assignment if Client consent to such assignment or deemed assignment is required by Applicable Law or is required under the respective Advisory Contract for such assignment or deemed assignment resulting from the transactions contemplated hereby. Old Mutual shall also cause the Companies and Banks to request any Consents and approvals or to provide notice as required by the governing documents of their Exempt Fund Clients. The Purchaser shall use its commercially reasonable efforts to cooperate with and assist the Advisory Entities in obtaining Client consents pursuant to this Section 4.2.

     (b) Old Mutual and the Companies shall make available to Purchaser copies of any and all correspondence between it and Clients or Exempt Fund Clients relating to the consent solicitation provided for in this Section 4.2, and shall promptly inform Purchaser of the substance of any material oral communications by a Client or Exempt Fund Client relating to such consent solicitation.

     (c) In connection with obtaining the Client Consents required by subsections (a) above and Section 4.3 below, Old Mutual and the Companies shall keep the Purchaser informed of the status of obtaining such Client Consents and deliver to the Purchaser prior to the Closing copies of all such executed Client Consents and make available for inspection the originals of such Consents prior to the Closing.

     4.3  Section 15 of the 1940 Act; Reorganization of the Mid Cap Portfolio.
          -------------------------------------------------------------------

     (a) Old Mutual shall, as promptly as practical, use its commercially reasonable efforts to assure that the board of directors of UAM Funds Trust, acting on behalf of the Mid Cap Portfolio, votes in person to: (i) approve the transfer of the assets of the Mid Cap Portfolio to a new portfolio, which will be a series of the Invesco Funds Group, and with entities designated by AMVESCAP serving as the investment adviser, administrator and distributor (such transfer is referred to herein as the "Reorganization"), (ii) call a special meeting of the shareholders of the Mid Cap Portfolio to be held as promptly as reasonably practical for the purpose of obtaining the approval of such shareholders of a new Investment Advisory Agreement with the investment adviser designated by AMVESCAP pursuant to and in accordance with the provisions of Section 15 of the 1940 Act and the Reorganization and any other matters as may be required by the 1940 Act, (iii) cause UAM Funds Trust, to approve, and to use its commercially reasonable efforts to obtain, or cause to be obtained, the approval by the shareholders of the Mid Cap Portfolio of, such new Investment Advisory Agreement pursuant to and in accordance with the provisions of Section 15 of the 1940 Act and the Reorganization and any other matters as may be required by the 1940 Act,
(iv) cause the Mid Cap Portfolio to prepare, file with and cause to be cleared by the SEC and all other Governmental Authorities having jurisdiction thereof, as promptly as practical after the date hereof, all proxy solicitation materials required to be distributed to the shareholders of the Mid Cap Portfolio with respect to the actions recommended for shareholder approval by UAM Funds Trust,
(v) cause the Mid Cap Portfolio to mail such proxy materials to such shareholders promptly after clearance by the SEC and cause to be submitted to a meeting of the shareholders of the Mid Cap Portfolio as soon as practical after such mailing the proposals described in clause (iii) above, (vi) cause UAM Funds Trust, acting on behalf of the Mid Cap Portfolio to approve, pursuant to and in conformity with SEC Rule 15a-4 under the 1940 Act, an interim investment advisory contract between the Mid Cap Portfolio and an entity designated by AMVESCAP (the "Interim Advisory Agreement").
               --------------------------

     (b) Prior to the earlier of the Closing Date or the termination of this Agreement, Old Mutual and the Purchaser will cooperate with each other and each will endeavor in good faith to cause the Mid Cap Portfolio to file revised prospectuses or post-effective amendments to its registration statement on Form N-1A or S-6, which revised prospectuses or amendments shall reflect changes as necessary in its affairs as a consequence of the transactions contemplated by this Agreement, and shall cooperate with one another in causing the Mid Cap Portfolio to make any other filing necessary to satisfy disclosure requirements to enable the public distribution of its shares of beneficial interest to continue unabated after the Closing.

     (c) Prior to the earlier of the Closing Date or the termination of this Agreement, Old Mutual shall use its commercially reasonable efforts to ensure that the Mid Cap Portfolio does not take any action that (a) would prevent it from qualifying as a "regulated investment company" under Section 851 of the Code, or (b) would be inconsistent with each of its prospectuses and other offering, advertising and marketing materials, as amended or supplemented.

     (d) In connection with the preparation and filing of the proxy solicitation materials referred to in Section 4.3(a) above, Old Mutual, the Advisory Entities and Purchaser will cooperate with each other and with the board of directors of UAM Funds Trust, including providing such information as may be reasonably requested for inclusion in such proxy statements. Each of UAM, the Advisor Entities and Purchaser agrees that none of such information provided by it for inclusion in such proxy solicitation materials will contain any untrue statement of material fact, or omit to state any material fact required to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.4 Negative Covenants of Old Mutual. Prior to the Closing, unless the
         --------------------------------
Purchaser otherwise agrees in writing, Old Mutual shall cause each of the Companies to not:

     (a) make any loans, enter into any transaction with any Insider, or, except in the Ordinary Course of Business, make or grant any increase in any officer's or director's compensation, or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of its employees;

     (b) establish any pension, retirement, profit sharing or stock bonus plan covering its employees, or contribute to any existing pension, retirement, profit sharing or stock bonus plan covering its employees except in amounts consistent with past practice;

     (c) except as specifically contemplated by this Agreement, enter into any contract, agreement or transaction, other than in the Ordinary Course of Business;

     (d) issue, sell, transfer, contribute, distribute, or otherwise dispose of any of its securities or any material assets to any Person; provided, however,
                                                            --------  -------
distributions under the Revenue Sharing Agreements may continue to be made in the Ordinary Course of Business;

     (e) incur any Indebtedness other than Indebtedness necessary to finance its working capital needs;

     (f) create, renew, amend, terminate or cancel, or take any other action that may result in the creation, renewal, amendment, termination or cancellation of, any Contract except in the Ordinary Course of Business;

     (g) take any action impairing its rights in any Contract or its assets other than in the Ordinary Course of Business;

     (h) purchase or lease any assets from, or sell or lease any assets to, any of its Affiliates;

     (i) amend its certificate or articles of incorporation, by-laws or other organizational documents;

     (j) terminate senior officers of any Company;

     (k) enter into any new line of business unrelated to the business as currently conducted;

     (l) acquire or sell in any manner, including by way of merger, consolidation or purchase or sale of an equity interest or assets, any business or any corporation, partnership, association or other business organization or division thereof;

     (m) take or fail to take any action which action or omission constitutes a breach or default under any Material Contract or material license to which any Company is a party or by which it or any of its properties are bound, the effect of which could reasonably be expected to cause or result in a Material Adverse Effect; or

     (n) agree to do any of the foregoing other than in the Ordinary Course of Business.

     4.5  Covenants of the Purchaser. Prior to the Closing, the Purchaser shall:
          --------------------------

     (a) promptly (once it obtains knowledge thereof) inform Old Mutual in writing of any (i) variances from the representations and warranties contained in Article VII hereof which arise as a result of the occurrence of events between the date hereof and the Closing Date, and as a result of which, if such representations and warranties were restated on the Closing Date, such representations and warranties would not be true and correct in all material respects, and (ii) breach of any representation, warranty or covenant hereunder by the Purchaser;

     (b) cooperate with Old Mutual and use commercially reasonable efforts to cause the conditions to the Sellers' obligation to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, authorizations, approvals, consents, releases and terminations); and

     (c) as soon as practical following the date of this Agreement, file any notice required under the Change in Bank Control Act or applicable regulations with the OCC with respect to the Purchaser's acquisition of Atlantic and PR Trust and use commercially reasonable efforts to obtain promptly a determination from the OCC that the acquisition has not been disapproved.

     4.6 Regulatory Matters; Third Party Consents. The parties to this Agreement
         ----------------------------------------
shall cooperate with each other and use all reasonable efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents and Permits which are necessary or advisable to consummate the transactions contemplated by this Agreement (it being understood that the Companies and the Sellers shall be responsible only for using commercially reasonable efforts to obtain all such approvals, waivers and Consents from such parties with whom the Companies are in contractual privity). If any required Consent of or waiver by any third party (excluding any Governmental Authority and excluding any Consent required to be obtained from a Client) is not obtained prior to the Closing, the Parties hereto, each without cost, expense or liability to any other Party, shall cooperate in good faith to seek, if possible, an alternative arrangement to achieve the economic results intended. The parties to this Agreement will have the right to review in advance, and will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all of the information relating to Purchaser, the Companies or the Sellers, as the case may be, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, however, that nothing contained herein shall be deemed to provide any
--------  -------
party to this Agreement with a right to review any information provided to any Governmental Authority on a confidential basis in connection with the transactions contemplated hereby. The parties to this Agreement agree that they will consult with each other with respect to the obtaining of all permits, Consents, approvals and authorizations of all third parties and Governmental Authority necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the others appraised of the status of matters relating to completion of the transactions contemplated herein. The party responsible for a filing as set forth above shall promptly deliver or make available to the other parties hereto evidence of the filing of all applications, filings, registrations and notifications relating thereto (except for any confidential portions thereof), and any supplement, amendment or item of additional information in connection therewith (except for any confidential portions thereof). The party responsible for a filing shall also promptly deliver or make available to the other parties hereto a copy of each material notice, order, opinion and other item of correspondence received by such filing party from any Governmental Authority in respect of any such application (except for any confidential portions thereof). In exercising the foregoing rights and obligations, Purchaser, the Companies and the Sellers shall each act reasonably and as promptly as practicable.

     4.7 Retention Bonus Plan. Purchaser agrees that it will cause the Companies
         --------------------
to (a) adopt and implement, as soon as practicable effective as of the Closing Date, a retention bonus plan (the "Retention Bonus Plan"), which shall provide
                                   --------------------
for payments to the participants therein
substantially on the terms and conditions and over the periods set forth in Exhibit C, and (b) designate as participants in such Retention Bonus Plan those
---------
employees of the Companies listed on Exhibit D who remain in the employment of
                                     ---------
the Companies immediately following the Closing Date.

     4.8 Employment Agreements. Each of the senior executive employees of the
         ---------------------
Companies whose name is set forth on Exhibit B-1 has entered into an employment
                                     -----------
agreement with Purchaser substantially in the form of Exhibit B-2 hereto.
                                                      -----------

     4.9 Gramm-Leach-Bliley ("GLBA"). Old Mutual and each of the Companies shall
         ---------------------------
prosecute with commercially reasonable diligence the action described as Item 1 on Schedule 4.9.
   ------------

     4.10 Release. If the transactions contemplated by this Agreement are
          -------
consummated, effective at the Effective Time, Old Mutual hereby agrees to the termination, effective as of the day before the Closing Date, of each Related Party Agreement (provided, however, that the Purchaser agrees to pay all amounts accrued and owed under the Revenue Sharing Agreements as of the Closing Date no later than the last day of the first quarter ending following the Closing Date), and each Seller hereby releases and discharges the Companies and the Purchaser, and their Affiliates and their respective past, present and future officers, directors, agents and employees, of, from, against and in respect of any action, cause of action, damage, claim, or liability based upon, arising out of, or relating to (a) any Related Party Agreement, or (b) the ownership by such Seller of shares of the capital stock of any Company (including, without limitation, any claim for payment of any dividends accrued and unpaid or declared but unpaid) at any time or for any period ending on, prior to or after the Effective Time; provided, however, no Seller shall be deemed to release any claim based upon rights of such Seller under this Agreement including the right of Old Mutual to receive payments accrued on the Estimated Closing Balance Sheet or the Closing Review but unpaid under the Revenue Sharing Agreements for any period ended with or prior to the effective time of the termination of such agreement.

     4.11 Regarding Certain Trust Investments. Prior to the Closing, Old Mutual
          -----------------------------------
and Holdings shall take the following actions with respect to any trust agreement, whether revocable or irrevocable, to which either Bank or any employee thereof is a party, pursuant to which such Bank or employee, as trustee or co-trustee thereunder, has caused any portion of the assets of such trust to be invested in either of the Funds, to the reasonable satisfaction of the
Purchaser:

     (a) In the case of any trust which may be altered, amended, or revoked by the grantor thereof as of the date of this Agreement,

          (i) to communicate to the grantor that assets of the trust have been invested in either or both of the Funds, and to describe such assets and such investments in detail;

          (ii) to describe in detail in such communication to the grantor the nature of the relationship between the Bank and the Fund(s) in which trust assets have been invested, any interest the Bank and/or any of its Affiliates may have in the underwriting or distribution of the Fund(s) in which trust assets have been invested or any other securities in which trust assets have been invested, any capacity in which the Bank and/or any of its Affiliates acts for the issuer of the Fund(s) in which trust assets have been invested or any other securities in which trust assets have been invested, and any services provided by the Bank and/or any of its Affiliates to the Fund(s) in which trust assets have been invested or any other investment company in the securities of which trust assets have been invested and the compensation received for such services;

          (iii) to enter into an amendment of such trust with the grantor thereof pursuant to which (a) appropriate waivers and/or consents are given by the grantor of such trust to the making of, and the continuation prior to the date of such amendment of, the investment of such trust assets in the Funds or any other securities required to be described in the communication required by subparagraphs 1 and 2, and (b) waiving any failure of the Bank party to such trust agreement to timely make any disclosures required by applicable law or regulation with respect to such investment, and (c) granting to the Bank, as trustee, the express authority to continue such investment of trust assets in the Funds following the Closing Date.

     (b) In the case of any trust which may not be altered, amended, or revoked by the grantor thereof as of the date of this Agreement, or which becomes unalterable, unamendable, or irrevocable before the provisions of paragraph (a) have been complied with (for example, because of the grantor's death before the Closing Date),

          (i) to communicate to each person to whom statements for the trust are rendered (or required to be rendered), or to whom statements for the trust have previously been rendered (or required to be rendered), or to whom statements for the trust are expected to be rendered (or required to be rendered) before the Closing Date, that assets of the trust have been invested in either or both of the Funds, and to describe such assets and such investments in detail;

          (ii) to describe in detail in such communication(s) the nature of the relationship between the Bank and the Fund(s) in which trust assets have been invested, any interest the Bank and/or any of its Affiliates may have in the underwriting or distribution of the Fund(s) in which trust assets have been invested or any other securities in which trust assets have been invested, any capacity in which the Bank and/or any of its Affiliates acts for the issuer of the Fund(s) in which trust assets have been invested or any other securities in which trust assets have been invested, and any services provided by the Bank and/or any of its Affiliates to the Fund(s) in which trust assets have been invested or any other investment company in the securities of which trust assets have been invested and the compensation received for such services;

          (iii) to secure from each person entitled to receive the communications required by subparagraphs 1 and 2 appropriate waivers and/or consents to the making of, and the continuation prior to the date of such waivers and/or consents, the investment of such trust assets in the Funds or any other securities required to be described in the communication required by subparagraphs 1 and 2, and (b) waiving any failure of the

     Bank party to such trust agreement to timely make any disclosures required by applicable law or regulation with respect to such investment, and (c) granting to the Bank, as trustee, the express authority to continue such investment of trust assets in the Funds following the Closing Date.

     4.12 Revenue Sharing Purchase Agreement; Signing Bonus Plan.
          ------------------------------------------------------

     (a) Contemporaneously with and as a part of the execution and delivery of this Agreement, Purchaser has entered into a Purchase Agreement with each of Rudman and Thomas providing for the purchase by Purchaser simultaneously with and as a part of the Closing of the respective interest of Rudman and Thomas in the Revenue Sharing Agreements.

     (b) Prior to the Closing Date, Old Mutual shall have adopted the Signing Bonus Plan (the "Signing Bonus Plan"), pursuant to which amounts shall be paid
                 ------------------
by Old Mutual to the participants in the Signing Bonus Plan on the terms, at the times and subject to the conditions to payment stated therein. Old Mutual shall be solely responsible for payment of all amounts that are or become payable under the Signing Bonus Plan, and neither Purchaser, AMVESCAP nor any of the Companies shall have any liability or obligation with respect to payment of any amounts payable thereunder.

     4.13 Termination of Employee Benefit Plans. Prior to the Closing Date,
          -------------------------------------
Purchaser may require the Companies to take all steps reasonably necessary to terminate any Employee Benefit Plan that is maintained or contributed to solely by one of the Companies, including, but not limited to, providing any required notices, adopting any required amendments or resolutions to be effective before or coincident with the Closing Date.

     4.14 401(k) Plan Transfer. As soon as practicable following the Closing
          --------------------
Date, Sellers shall cause the trustees of the United Asset Management Corporation Profit Sharing and 401(k) Plan (the "UAM 401(k) Plan") to transfer to a defined contribution plan maintained by Purchaser or an Affiliate thereof an amount equal to the aggregate account balances of participants (or their beneficiaries) in the UAM 401(k) Plan who are either currently employed by one of the Companies or last employed by one of the Companies immediately prior to separating from service with an Affiliate. Such transfer shall be evidenced by an agreement in a form as shall be mutually agreed upon by the parties hereto.

     4.15 Redemption of Unit Awards. Prior to the Closing Date, Old Mutual shall
          -------------------------
redeem or cause to be redeemed each Unit Award issued and outstanding such that no Unit Awards will be outstanding at the time of the Closing. Old Mutual shall be solely responsible for, and shall pay, all amounts that shall become payable in respect of any Unit Award prior to its redemption and in respect of the redemption of all Unit Awards as required herein, and neither Purchaser, AMVESCAP nor any of the Companies shall have any liability or obligation with respect to the payment of any such amounts.

     4.16 Acquisition Event. If an Acquisition Event is consummated prior to the
          -----------------
Second Anniversary Date, Purchaser shall require the Person or entity holding more than fifty percent

(50%) of the combined voting power of the applicable voting securities immediately following such consummation to assume all of the Purchaser's unfulfilled obligations and covenants under this Agreement.

     4.17 Cooperation. Except as otherwise permitted in this Agreement, Sellers
          -----------
shall not take any action to prevent the transactions contemplated by each of the Purchase Agreements to be consummated.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                            CONCERNING THE COMPANIES
                            ------------------------

     As a material inducement to the Purchaser to enter into this Agreement, the Sellers hereby represent and warrant that:

     5.1 Organization and Corporate Power. Each of the Advisory Entities is a
         --------------------------------
corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is qualified to do business in every jurisdiction in which it is required to be qualified, except where the failure to be so qualified would not have a Material Adverse Effect. Each of the Banks is a corporation duly organized, validly existing and in good standing under the laws of the United States as a national banking association authorized to engage in fiduciary activities. Each of the Banks meets the requirements for exclusion from the definition of "bank" under Section 2(c)(1)(D) of the Bank Holding Company Act. The jurisdictions of incorporation of each of the Companies and Banks and all jurisdictions in which such Companies are qualified to do business are set forth on Schedule 5.1 attached hereto. Each of the Companies has full
                 ------------
power and authority and all licenses, permits and authorizations necessary to own and operate its properties and to carry on its business as now conducted, except where the failure to obtain such licenses, permits and authorizations would not have a Material Adverse Effect. Correct and complete copies of each of the Companies' certificate of incorporation (or articles of association, in the case of the Banks) and by-laws have been furnished to the Purchaser, which documents reflect all amendments made thereto at any time prior to the date of this Agreement. Correct and complete copies of the minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of each of the Companies have been made available to the Purchaser. No Company is in default under or in violation of any provision of its certificates of incorporation (or articles of association, in the case of the Banks) or its by-laws.

     5.2 Authorization of Transactions. All corporate proceedings on the part of
         -----------------------------
any of the Companies necessary to approve and authorize the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been taken.

     5.3 Capitalization. The authorized capital stock of Pell Rudman consists of
         --------------
100 shares of common stock, no par value, of which 100 shares are issued and outstanding and owned, beneficially and of record, by Holdings. The authorized capital stock of Rothschild consists of 5,000 shares of common stock, no par value, of which 638.6316 shares are issued and outstanding and owned, beneficially and of record, by Old Mutual. All of the issued and outstanding shares of Pell Rudman's and Rothschild's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, are owned of record and beneficially free and clear of all Liens, and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Pell Rudman or Rothschild is a party or which are binding upon Pell Rudman or Rothschild providing for the issuance, disposition or acquisition of any of their capital stock (other than this Agreement). There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to Pell Rudman or Rothschild. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Pell Rudman or Rothschild. Neither Pell Rudman nor Rothschild is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

     5.4 Subsidiaries; Investments. Except as set forth on Schedule 5.4 attached
         -------------------------                         ------------
hereto, neither Pell Rudman, Rothschild nor any Subsidiary of Pell Rudman or Rothschild owns or holds any shares of stock or any other security or interest in any other Person or any rights to acquire any such stock or other security or interest. All of the authorized, issued and outstanding shares of capital stock of each of the Subsidiaries identified on Schedule 5.4 (the "Subsidiary Stock")
                                          ------------       ----------------
and the class and par value of such Subsidiary Stock are set forth on such Schedule. All of the issued and outstanding shares of Subsidiary Stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and beneficially by the Persons and in the amounts set forth on
Schedule 5.4 and are not subject to, nor were they issued in violation of, any
------------
preemptive rights or rights of first refusal, and are owned of record and beneficially by the respective Persons as set forth on such Schedule free and clear of all Liens (except as otherwise set forth on such Schedule). There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which any Subsidiary identified on Schedule 5.4 is a party or which are binding
                                   ------------
upon any of the Subsidiaries providing for the issuance, disposition or acquisition of any capital stock of any of the Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Subsidiaries. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the Subsidiary Stock. None of the Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Subsidiary Stock.

     5.5 Absence of Conflicts. Except as set forth on Schedule 5.5 attached
         --------------------                         ------------
hereto, and except for the filing requirements under the HSR Act and the Change in Bank Control Act, the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby by the Companies do not and shall not (a) conflict with or result in any breach of any of the terms, conditions or provisions of, (b) constitute a default under, (c) result in a violation of, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in the creation of any Lien upon the Common Stock or the assets of the Companies, or (f) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or other governmental body or agency, under the provisions of the certificates of incorporation (or articles of association in the case of the Banks) or by-laws of the Companies or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which any of the Companies is bound or affected, or any Applicable Law to which any of the Companies is subject.

     5.6 Financial Statements and Related Matters. Attached hereto as Schedule
         ----------------------------------------                     --------
5.6 are copies of (i) the unaudited combined balance sheet for the Companies as
---                       ---------
of December 31, 2000 (the "Latest Balance Sheet") and the related statements of
                           --------------------
income for the 12-month period then ended, (ii) the audited balance sheets for
                                                    -------
the Banks and related statements of income and cash flows as of and for the fiscal years ended December 31, 2000, 1999 and 1998, (iii) the unaudited combined balance sheets for the Companies and related statements of income as of and for the fiscal years ended December 31, 1999 and 1998; and (iv) the unaudited combined balance sheets and related statements of income for the Companies as of and for the three (3) month period ended March 31, 2001. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (the "Financial Statements") is accurate and complete in all material
           --------------------
respects, is consistent with the Companies' books and records (which, in turn, are accurate and complete in all material respects), presents fairly the Companies' financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, and, with respect to unaudited financial statements are subject to normal year-end adjustments.

     5.7 Absence of Undisclosed Liabilities. Except as set forth on Schedule
         ----------------------------------                         --------
5.7, none of the Companies has any obligations or liabilities arising out of
---
transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, which would be required to be reflected on the liabilities side of a balance sheet under GAAP, except (i) liabilities reflected on the liabilities side of the Latest Balance Sheet, and (ii) liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business or otherwise in accordance with the terms and conditions of this Agreement.

     5.8 Absence of Certain Developments. Except as set forth on the Schedule
         -------------------------------                             --------
5.8 attached hereto and except as expressly contemplated by this Agreement,
---
since December 31, 2000, none of the Companies has:

     (a) suffered any change that has had a Material Adverse Effect or suffered any theft, damage, destruction or casualty loss that has had or could reasonably be expected to have a Material Adverse Effect, to its assets, whether or not covered by insurance;

     (b) redeemed or repurchased, directly or indirectly, any shares of capital stock or other equity security or declared, set aside or paid any dividends or made any other distributions (whether in cash or in kind) with respect to any shares of its capital stock or other equity security other than in the Ordinary Course of Business;

     (c) issued, sold or transferred any Company equity securities, any securities convertible, exchangeable or exercisable into shares of its capital stock or other equity securities, or warrants, options or other rights to acquire shares of its capital stock or other equity securities;

     (d) incurred or become subject to any liabilities, except liabilities incurred in the Ordinary Course of Business;

     (e) subjected any portion of its properties or assets to any Lien;

     (f) sold, leased, assigned or transferred any portion of its material tangible assets, or canceled without fair consideration any material debts or claims owing to or held by it;

     (g) sold, assigned, licensed or transferred any Proprietary Rights owned by, issued to or licensed to it or disclosed any confidential information (other than pursuant to agreements requiring the party to which such information is disclosed to maintain the confidentiality of and preserving all rights of the relevant Company in such confidential information), or received any confidential information of any third party in violation of any obligation of confidentiality, except where such action would not have a Material Adverse Effect;

     (h) suffered any extraordinary losses or waived any rights of material value;

     (i) incurred any Indebtedness (other than indebtedness to finance its working capital needs);

     (j) entered into, amended or terminated any material lease, contract, agreement or commitment, or taken any other action or entered into any other transaction other than in the Ordinary Course of Business;

     (k) entered into any other material transaction, or materially changed any business practice;

     (l) made or granted any bonus or any wage, salary or compensation increase to any director or officer, or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement or adopted any new employee benefit plan or arrangement other than in the Ordinary Course of Business and consistent both as to amount and to the recipients thereof with past practices;

     (m) made any other change in employment terms for any of its directors and officers outside the Ordinary Course of Business;

     (n) made any capital expenditures or commitments for capital expenditures that aggregate in excess of $200,000;

     (o) made any material loans or advances to, or guarantees for the benefit of, any Persons;

     (p) made any material charitable contributions, pledges, association fees or dues;

     (q) changed (or authorized any change) in its certificates of incorporation (or articles of association, in the case of the Banks) or by-laws; or

     (r) enforceably agreed or committed to do any of the foregoing.

     5.9 Title to Properties.
         -------------------

     (a) Owned Properties. None of the Companies owns any real property.
         ----------------

     (b) Leased Properties. The leases and subleases described on Schedule 5.9
         -----------------                                        ------------
attached hereto (the "Leased Properties") constitute all of the leases and
                      -----------------
subleases under which any of the Companies holds leasehold or subleasehold interests in real property. The real property leases and subleases described on
Schedule 5.9 are, to Old Mutual's Knowledge, valid, binding, enforceable and in
------------
full force and effect and have not been modified (except to the extent disclosed in the documents delivered to the Purchaser), and the relevant Company holds a valid and existing leasehold interest under such leases or subleases to which it is a party for the term set forth on Schedule 5.9. The Companies have delivered
                                     ------------
to the Purchaser complete and accurate copies of each of the leases or subleases described on Schedule 5.9. With respect to each lease and sublease listed on
             ------------
Schedule 5.9 and except as set forth therein:
------------

          (i) the lease or sublease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the Closing;

          (ii) no Company nor, to Old Mutual's Knowledge, any other party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under the lease or sublease;

          (iii) no Company nor, to Old Mutual's Knowledge, any other party to the lease or sublease has repudiated any material provision thereof and there are no material disputes, oral agreements or forbearance programs in effect as to the lease or sublease; and

          (iv) no Company has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     (c) No Other Real Property. The real property described on Schedule 5.9
         ----------------------                                 ------------
constitutes all of the real property used or occupied by the Companies.

     (d) Personal Property. One or more of the Companies owns good title to, or
         -----------------
a valid leasehold interest in, free and clear of all Liens, all of the personal property and assets which are shown on the Latest Balance Sheet or which have been acquired by one of the Companies thereafter.

     5.10 Reserved.

     5.11 Contracts and Commitments.
          -------------------------

     (a) Except as set forth on Schedule 5.11 attached hereto, and other than
                                -------------
the Contracts described in Section 5.21, no Company is a party to, or bound by, any:

          (i) collective bargaining agreement or contract with any labor union or any bonus, pension, profit sharing, retirement or any other form of deferred compensation plan or any stock purchase, stock option, hospitalization insurance or similar plan or practice;

          (ii) contract for the employment of any officer;

          (iii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of its assets;

          (iv) agreements with respect to the lending or investing of funds;

          (v) material license or royalty agreements;

          (vi) guaranty of any obligation, other than endorsements made for collection;

          (vii) material lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;

          (viii) contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, not terminable by it on 30 days or less notice without penalties or involving more than $10,000;

          (ix) contract which prohibits it from freely engaging in business anywhere in the world; or

          (x) other agreement material to it whether or not entered into in the Ordinary Course of Business.

     (b) Except as disclosed on Schedule 5.11 or addressed in Section 5.21 and
                                -------------
except to the extent that any of the following could not reasonably be expected to have a Material Adverse Effect, (i) no contract or commitment required to be disclosed on Schedule 5.11 has been breached or canceled by the other party, and
             -------------
Old Mutual has no Knowledge of any anticipated breach by any other party to any contract required to be set forth on Schedule 5.11, (ii) to Old Mutual's
                                     -------------
Knowledge, no supplier has indicated in writing to any Company that it desires to
renegotiate its contract or current arrangement with such Company, (iii) each of the Companies has performed all the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed on
Schedule 5.11 and is not in default under or in breach of any contract or
-------------
commitment required to be disclosed on Schedule 5.11, and no event has occurred
                                       -------------
which with the passage of time or the giving of notice or both would result in such a default or breach thereunder, and (iv) each agreement required to be set forth on Schedule 5.11 is legal, valid, binding, enforceable and in full force
         -------------
and effect and will continue as such following the consummation of the transactions contemplated hereby.

     (c) The Companies have provided the Purchaser with a true and correct copy of all written contracts which are required to be disclosed on Schedule 5.11, in
                                                               -------------
each case together with all material amendments, waivers or other changes thereto.

     (d) Neither James S. McDonald nor any other party, other than Sellers, Parent, the Companies, Thomas and Rudman, has any presently existing or contingent right, title or interest in the Revenue Sharing Agreements.

     5.12 Proprietary Rights.
          ------------------

     (a) Schedule 5.12 attached hereto sets forth a complete and correct list
         -------------
of: (i) all material patented, registered or applied for Proprietary Rights owned or used by any of the Companies; (ii) all material trade names, unregistered trademarks and material unregistered copyrights owned or used by any of the Companies; (iii) all material licenses or other similar agreements to which any of the Companies is a party, either as licensee or licensor, for any Proprietary Rights.

     (b) Except as set forth on Schedule 5.12, (i) each of the Companies owns
                                -------------
and possesses without material restriction as to use, all right, title and interest in and to the Proprietary Rights necessary for the operation of such Company's business as currently conducted; (ii) no Company has received any notices of invalidity, infringement or misappropriation from any third party with respect to any such Proprietary Rights; (iii) to Old Mutual's Knowledge, no Company has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Proprietary Rights of any third parties; and (iv) to Old Mutual's Knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any of the Companies.

     5.13 Litigation; Proceedings. Except as set forth on Schedule 5.13 attached
          -----------------------                         -------------
hereto, there are no actions, suits, proceedings, orders, judgments, decrees or investigations pending or, to Old Mutual's Knowledge, threatened against or affecting any of the Companies at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. No Company is subject to any outstanding order, judgment or decree issued by any court or quasi judicial or administrative agency of any federal, state, local or foreign jurisdiction or any arbitrator.

     5.14 Brokerage. Except as set forth on Schedule 5.14 attached hereto, there
          ---------                         -------------
are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any of the Companies. All such commissions, finders' fees or similar compensation shown on Schedule 5.14 shall be the sole responsibility of, and shall be paid by, Old Mutual.

     5.15 Governmental Filings. Other than the filings and/or notices under the
          --------------------
HSR Act, the 1940 Act, and the Advisers Act, no filings, reports or notices are required to be made by any Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any Company from, any Governmental Authority, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except such as would not have a Material Adverse Effect.

     5.16 Employee Benefit Plans.
          ----------------------

     (a) Attached hereto as Schedule 5.16 is a list of plans and arrangements
                            -------------
that Old Mutual or one of the Companies maintains or contributes to, or has any actual or potential liability with respect to and for the benefit of the Companies' employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries, including any (i) deferred compensation or bonus or retirement plans or arrangements, (ii) qualified or nonqualified defined contribution or defined benefit plans or arrangements which are employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")), or (iii)
                                                              -----
employee welfare benefit plans, (as defined in Section 3(1) of ERISA), stock option or stock purchase plans, or material fringe benefit plans or programs whether in writing or oral and whether or not terminated ("Employee Benefit Plan"). Neither Sellers nor any entity that is considered a single employer with the Sellers under Section 4001 of ERISA or Code Section 414 (an "ERISA Affiliate") has ever contributed to a multiemployer pension plan (as defined in
Section 3(37) of ERISA), and neither Sellers nor any ERISA Affiliate has ever maintained or contributed to any defined benefit plan (as defined in Section 3(35) of ERISA) that has or could create a Loss for any Company. Neither Sellers nor any ERISA Affiliate has ever maintained or contributed to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code that has or could create a Loss for any Company.

     (b) The Employee Benefit Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the requirements of Applicable Laws and regulations, including, but not limited to, ERISA and the Code. Each Employee Benefit Plan (and all prior versions thereof) that is intended to be qualified under Code Section 401(a) has received a favorable determination letter from the Internal Revenue Service, and neither Sellers nor Companies are aware of any circumstances likely to result in revocation of any such favorable determination letter.

     (c) Except as disclosed on Schedule 5.16(c), all required reports and
                                ----------------
descriptions (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan

Descriptions) with respect to the Employee Benefit Plans have been properly and timely filed with the appropriate government agency and distributed to participants as required.

     (d) With respect to each Employee Benefit Plan, (i) there have been no "prohibited transactions" as defined in Section 406 of ERISA or Section 4975 of the Code, (ii) no fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such plans, and (iii) no actions, investigations, suits or claims with respect to the assets thereof (other than routine claims for benefits) are pending or threatened.

     (e) With respect to each Employee Benefit Plan maintained for the benefit of the Companies' employees, Old Mutual has furnished or made available to the Purchaser true and complete copies of (i) the plan documents (including amendments thereto), summary plan descriptions and summaries of material modifications and other material employee communications; (ii) determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service or the Department of Labor; (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports; (iv) all related trust agreements, insurance contracts or other funding agreements which implement such plans; and (v) all contracts relating to each such plan, including, without limitation, service provider agreements, insurance contracts, investment management agreements and recordkeeping agreements.

     (f) There are no restrictions on the rights of Sellers or the Companies to amend or terminate any Employee Benefit Plan without incurring any Liability thereunder. No tax under Code Sections 4980B or 5000 has been incurred with respect to any Employee Benefit Plan and no circumstances exist which could give rise to such taxes.

     (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Company other than as required pursuant to Section 4.15, (ii) increase any benefits otherwise payable under any Employee Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit. No payment that is owed or may become due to any shareholder, director, officer, employee or agent of a Company will be non-deductible or subject to tax under Code Section 280G or 4999; nor will any Company be required to "gross up" or otherwise compensate such individuals because of the imposition of any excise tax upon payment to such individual.

     (h) No event has occurred or circumstances exist that could result in a material increase in premiums or costs under any Employee Benefit Plan.

     (i) Sellers and the Companies have performed all of their respective obligations under the Employee Benefit Plans and have made appropriate entries in their financial records and statements for all such obligations that have accrued but that are not yet due. The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Company and their respective beneficiaries have been fully reflected on the Companies' financial statements to the extent required by and in accordance with GAAP. Sellers and the Companies have made all required contributions and payments under each Employee Benefit Plan for all periods through and including the Closing Date.

     5.17 Insurance. Schedule 5.17 attached hereto lists each insurance policy
          ---------  -------------
maintained by each of the Companies with respect to its properties, assets and business. All of the insurance policies listed on Schedule 5.17 are in full
                                                  -------------
force and effect, and no Company is in default with respect to its obligations under any such insurance policies.

     5.18 Affiliate Transactions. Except as set forth on Schedule 5.18, no
          ----------------------                         -------------
Insider is a party to any agreement, contract, commitment or transaction with any of the Companies or which pertains to the business of any of the Companies or has any interest in any property, real or personal or mixed, tangible or intangible, used in or pertaining to the business of any of the Companies.

     5.19 Compliance with Laws.
          --------------------

     (a) Except as set forth on Schedule 5.19 or is not, individually or in the
                                -------------
aggregate, reasonably likely to cause or result in a Material Adverse Effect, each of the Companies and its respective officers, directors, and employees have complied with, and is in compliance with, all Applicable Laws which are applicable to the business and business practices of such Company, no claims have been filed against any of the Companies alleging a violation of any such laws or regulations which remains unsatisfied, and no Company has received notice of any such violations within the past two years;

     (b) Except as set forth on Schedule 5.19, the businesses of each of the
                                -------------
Companies that are required to be licensed or registered as a broker/dealer, an investment adviser, a registered representative, a commodity trading advisor, commodity pool operator, futures commission merchant, trust company, or transfer agent (or in a similar capacity) with any Governmental Authority, are duly registered or licensed or, in the case of any officer or employee, in the process of being duly licensed or registered as such, and each such registration or license is in full force and effect; and each of the officers, employees and affiliates of each of the Companies that is required to be registered or licensed as a broker/dealer, an investment adviser, a registered representative, an investment adviser representative, a commodity trading advisor, a commodity pool operator, a futures commission merchant, a trust company, a transfer agent or a sales person (or in a similar capacity) with any Governmental Authority, is duly registered or licensed or, in the case of any officer or employee, in the process of being duly registered or licensed as such, and each such registration or license is in full force and effect;

     (c) Except as set forth on Schedule 5.19, each of the Companies has
                                -------------
administered all accounts for which such Person acts as fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian or conservator, in compliance with the terms of the governing documents and Applicable Law, where the failure to do so would have a Material Adverse Effect;

     (d) Except as set forth on Schedule 5.19, no Company is registered as, or
                                -------------
is required to be registered as, an investment company under the 1940 Act; and

     (e) Each Form ADV filed by each of the Companies that is a registered investment adviser under the Advisers Act in its most recent form filed with the SEC, including any amendments thereto filed with the SEC, is complete and correct in all material respects and omits no material facts required to be stated therein.

     (f) Except as set forth on Schedule 5.19, each of the common trust funds
                                -------------
offered by the Companies has been operated in accordance with OCC Regulation 9 and federal securities laws.

     5.20 Disclosure.
          ----------

     (a) Neither the representations and warranties in this Agreement nor any of the Schedules hereto, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, not misleading.

     (b) Neither the Companies nor any of the Sellers, nor representatives of the Companies or any of the Sellers, have made any representations or warranties relating to the Companies or their business, operations or prospects or otherwise in connection with the transactions contemplated herein other than those expressly set forth in this Article V. Without limiting the generality of the foregoing, neither the Companies nor any Sellers, nor representatives of the Companies or any of the Sellers has made, and shall not be deemed to have made, any representations or warranties in the Confidential Memorandum dated December, 2000 (together with all revisions thereof or supplements thereto, the "PPM") or
                                                                       ---
in any presentation of the business of the Companies in connection with the transactions contemplated hereby, and no statement contained in the PPM or made in any such presentation shall be deemed a representation or warranty hereunder or otherwise. It is expressly understood that any cost estimates, projections, predictions or forward-looking statements contained in any data, financial information, memoranda or offering materials or presentations, including but not limited to the PPM, are not and shall not be deemed to be or include representations or warranties of the Companies or any Sellers or any representative of the Companies or the Sellers.

     (c) Certain information set forth in the Schedules may be included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of such information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Sellers in this Agreement or that it is material, nor shall information be deemed to establish a standard of materiality.

     5.21 Investment Contracts, Funds and Clients
          ---------------------------------------

     (a) The Advisory Entities provide investment management and investment advisory services; each contract for such services is referred to herein as an "Advisory Contract." The Banks provide financial counseling, estate planning,
 -----------------
trust, custody and family office services; each contract for such services is referred to herein as a "Trust Agreement." The Advisory Contracts and the Trust
                         ---------------
Agreements are referred to collectively herein as "Contracts." Each other party
                                                   ---------
or other Person with respect to which a Company provides the services described above is referred to herein as a "Client"; and each Client that is an investment
                                  ------
company but is exempt from registration under the 1940 Act by virtue of Sections 3(c)(1) or 3(c)(7) of that Act is referred to herein as an "Exempt Fund Client."
                                                            ------------------
The only Client that is a series of an investment company registered under the 1940 Act is the Mid Cap Portfolio.

          (i) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, there does not exist under any Contract any event or condition that, after notice or lapse of time or both, would constitute an event of default thereunder on the part of any Company, or, to Old Mutual's Knowledge, any other party thereto.

          (ii) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, neither of the Advisory Entities, nor, to Old Mutual's Knowledge, any other person "associated" with either of the Advisory Entities (as defined under the Advisers Act), has been convicted of any crime or has been subject to any disqualification that would be a basis for denial, suspension, or revocation of registration of an investment adviser under Section 203(e) of the Advisers Act or Rule 206(4)-4(b) thereunder during the five-year period immediately preceding the date hereof; and, to Old Mutual's Knowledge, there is no basis for, or proceeding or investigation that could reasonably be expected to become the basis for, any such disqualification, denial, suspension or revocation.

          (iii) Except as set forth on Schedule 5.21(a), the Trust Agreements
                                       ----------------
     are consistent with federal law and applicable state law and provide sufficient authority under federal law and applicable state law for the Banks to make the investments that have been made for Clients who are parties to such Trust Agreements.

     (b) Mid Cap Portfolio.
         -----------------

          (i) The Mid Cap Portfolio is, and at all times required under the securities laws has been, a series of UAM Funds, Inc., a registered investment company under the 1940 Act; and except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, is in compliance with (x) the Applicable Laws, regulations, rules or orders of the SEC, and (y) the Applicable Laws of any state in which the Mid Cap Portfolio is registered, qualified, or sold.

          (ii) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, (x) each Advisory Contract in effect on the date hereof between any of the Advisory Entities and the Mid Cap Portfolio and any subsequent renewal has been duly authorized, executed and delivered by such Advisory Entity, the Mid Cap Portfolio and, to Old Mutual's Knowledge, each other party thereto, if any; and is a valid and legally binding agreement, enforceable against such Advisory Entity, and, to Old Mutual's Knowledge, each other party thereto; and (y) each Advisory Contract with the Mid Cap Portfolio, except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, has been adopted in compliance with Section 15 of the 1940 Act.

          (iii) Each Advisory Entity that acts as an investment adviser to an investment company registered under the 1940 Act has adopted a formal code of ethics and a written policy regarding insider trading, each of which complies with Applicable Law. The policies of each Advisory Entity with respect to avoiding conflicts of interest are as set forth in the most recent Forms ADV thereof, as amended; and to Old Mutual's Knowledge, there have been no material violations or allegations of violations of such policies that have occurred or been made that have not been addressed in accordance with these procedures.

          (iv) None of the Advisory Entities nor, to the best of Old Mutual's Knowledge, any of their respective officers, directors, or employees has any express or implied understanding or arrangement that would impose an unfair burden on the Mid Cap Portfolio or would in any way violate Section 15(f) of the 1940 Act as a result of this transaction.

          (v) Neither any of the Advisory Entities, the Mid Cap Portfolio nor, to Old Mutual's Knowledge, any other person "associated" (as defined under the Advisers Act) with any of the Advisory Entities or the Mid Cap Portfolio, has for a period not less than ten (10) years prior to the date hereof, been convicted of any crime, or is or has been subject to any disqualification that would be a basis for disqualification as an investment adviser to any investment company pursuant to Section 9(a) of the 1940 Act, and, to Old Mutual's Knowledge, there is no basis for, or proceeding or investigation that could become the basis for, any such disqualification.

     (c) Exempt Fund Clients.
         -------------------

          (i) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, (x) each Exempt Fund Client that is a juridical entity has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership, limited liability company, or similar power and authority, and possesses all rights, licenses, authorizations and approvals necessary to entitle it to use its name, to own, lease or otherwise hold its properties and assets and to carry on its business as it is now conducted, and is duly qualified, licensed or registered to do business in each jurisdiction where it is required to do so under Applicable Law (except where the failure to do so is not material to its business); and (y) each Exempt Fund Client is in substantial compliance with the terms and conditions of its constituent documents.

          (ii) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, (x) all outstanding shares or units of each Exempt Fund Client have been issued and sold in substantial compliance with Applicable Law; and (y) each Exempt Fund Client, since inception of operations, has been operated and is currently operating in substantial compliance with its respective investment objectives and policies and Applicable Law.

          (iii) Except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect, none of the Exempt Fund Clients has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the rules or orders of the Governmental Authority or self regulatory body having jurisdiction over the Exempt Fund Client.

     5.22 Assets Under Management. As of the close of business on March 31,
          -----------------------
2001, the aggregate amount of assets under management (i.e., assets as to which any Company is entitled to receive asset management fees) (i) for the Mid Cap Portfolio was approximately $18,000,000, (ii) for assets held pursuant to Contracts was approximately $7,791,000,000. Other than the Mid Cap Portfolio, no more than $591,000,000 assets under management are under Contracts with an Advisory Entity requiring Consent.

     5.23 Labor Matters, etc. No Company is a party to or bound by any
          ------------------
collective bargaining or other labor agreement. Each Company is currently in compliance with and for the past five (5) years has materially complied with all applicable provisions of Applicable Laws pertaining to the employment or termination of employment of its employees, except for any failures to comply that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.24 Derivative Products. None of the Companies, either on its own behalf
          -------------------
or on behalf of any Client, has entered into any, interest rate swaps, caps, floors, option agreements, futures and forward Contracts and other similar risk management arrangements; provided, however, from time to time the Companies advise Clients to place funds into such arrangements sponsored or offered by other entities.

     5.25 Section 15(f) Materials. The books and records of each Company, the
          -----------------------
Mid Cap Portfolio and each Client and account have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present in all material respects the financial position of the Companies, and the assets and performance of the Mid Cap Portfolio and each Client and account. The valuations of the assets and liabilities of the Mid Cap Portfolio and each Client and account have been supplied by sources that the Sellers believe are reasonably reliable and accurate, and, to Old Mutual's Knowledge, accurately reflect the fair market values of such assets and liabilities as of the dates thereof.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                             CONCERNING THE SELLERS
                             ----------------------

     As a material inducement to the Purchaser to enter into this Agreement, the Sellers hereby represent and warrant that:

     6.1 Organization and Corporate Power. Each of the Sellers is a corporation
         --------------------------------
duly organized, validly existing and in good standing under the laws of its state of incorporation with full corporate power and authority to enter into the Transaction Documents to which such Seller is a party and to perform its obligations thereunder.

     6.2 Authorization of Transactions. The execution, delivery and performance
         -----------------------------
of this Agreement and the other Transaction Documents to which either of the Sellers is a party have been duly and validly authorized by all requisite corporate action on the part of such Seller, and no other corporate proceedings on the part of the Sellers are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents to which either of the Sellers is a party shall when executed constitute, a valid and binding obligation of such Seller, enforceable in accordance with their respective terms.

     6.3 No Violation. Neither of the Sellers is subject to or obligated under
         ------------
its certificate of incorporation, its by-laws, any Applicable Law, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other Transaction Documents to which such Seller is a party.

     6.4 Shares. Each Seller holds of record and owns beneficially the shares of
         ------
Common Stock as indicated on Schedule 6.4 attached hereto, free and clear of any
                             ------------
Liens. No Seller is a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any capital stock of either Pell Rudman or Rothschild (other than this Agreement). No Seller is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of either Pell Rudman or Rothschild.

     6.5 Taxes. Except as set forth on Schedule 6.5 attached hereto:
         -----                         ------------

     (a) Old Mutual has timely filed prior to the date hereof or has sought an extension with respect to all Tax Returns which are required to be filed with respect to the business or assets of the Companies, all such Tax Returns are true, complete and accurate in all material respects and have been prepared in compliance with Applicable Law, and Schedule 6.5
                                    ------------
indicates the jurisdictions in that Old Mutual or the Companies are required to file Tax Returns that include any of the Companies;

     (b) all Taxes due and payable by Old Mutual or by each of the Companies with respect to any of the Companies or for which they could be held liable, whether or not shown on a Tax Return, have been paid or will be paid prior to the expiration of any applicable extension period, and no such Taxes are delinquent;

     (c) no deficiency for any amount of Tax that has not been resolved has been asserted or assessed by a taxing authority against Old Mutual with respect to any of the Companies or for which they could be held liable, and Old Mutual has no Knowledge that any such assessment or asserted Tax liability shall be made;

     (d) there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Old Mutual's Knowledge, threatened against or with respect to any Tax Return of Old Mutual which includes any of the Companies;

     (e) Old Mutual has not (i) waived any statute of limitations, (ii) agreed to any extension of the period for assessment or collection or (iii) executed or filed any power of attorney, which power of attorney is currently in force, in each case with respect to any Tax Return which includes any of the Companies.

     (f) Old Mutual has delivered to Purchaser correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against, affecting or agreed to by any of the Companies since December 31, 1995;

     (g) none of the Companies has filed a consent under Code Section 341(f) concerning collapsible corporations;

     (h) none of the Companies has made any payments, is obligated to make any payments, or is a party to an agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or 162(m);

     (i) none of the Companies has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code Section.897(c)(1)(A)(ii);

     (j) within the past six years, none of the Companies has been a member of an Affiliated Group, or any similar group defined under local, state or foreign Tax law, other than an Affiliated Group of which Old Mutual is a part;

     (k) no Company is a party to or bound by any Tax allocation, sharing, indemnity or similar agreement or arrangement with any Person, and no Company has any current or potential contractual obligation to indemnify any other Person with respect to Taxes;

     (l) no claim has ever been made by a taxing authority in a jurisdiction where any Company does not pay Taxes or file Tax Returns that such Company is or may be subject to Taxes assessed by such jurisdiction;

     (m) each of the Companies has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party;

     (n) any partnership or limited liability company owned in whole or in part by any of the Companies is treated for all federal and state income tax purposes as either a partnership or a disregarded entity; and

     (o) none of the Companies is, or owns or is deemed to own an interest directly or indirectly in a passive foreign investment company as defined in
Section 1297(a) of the Code.

Notwithstanding the foregoing, with respect to any Tax imposed by any state governing or taxing authority (or any political subdivision thereof), other than a Tax based in whole or in part on income or net worth of a taxpayer, the foregoing representations are made by Old Mutual solely to its Knowledge. In addition, to the extent any of the foregoing representations are related to Old Mutual or its Affiliates (other than the Companies), such representations are made only to the extent that the failure of such statements to be true could have a material adverse affect on the business or assets of the Companies, either directly or indirectly.

     6.6 Litigation. There are no actions, suits, proceedings or orders pending
         ----------
or, to Old Mutual's Knowledge, threatened against or affecting the Sellers at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect either Seller's performance under this Agreement and the other Transaction Documents to which such Seller is a party or the consummation of the transactions contemplated hereby.

     6.7 Brokerage. Except as set forth on Schedule 6.7 attached hereto, there
         ---------                         ------------
are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of either of the Sellers. All such commissions, finders' fees or similar compensation shown on Schedule 6.7 shall
                                                            ------------
be the sole responsibility of, and shall be paid by, Old Mutual.

     6.8 Governmental Filings. Other than the filings and/or notices under the
         --------------------
HSR Act and the Advisers Act, no filings, reports or notices are required to be made by either Seller with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by either Seller from, any Governmental Authority, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     6.9 Insurance. Schedule 6.9 attached hereto lists each insurance policy
         ---------  ------------
maintained by Old Mutual with respect to the properties, assets and business of any of the Companies. All of the insurance policies listed on Schedule 6.9 are in full force and effect,
                                    ------------
and Old Mutual is not in default with respect to its obligations under any such insurance policies.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                            CONCERNING THE PURCHASER
                            ------------------------

     As a material inducement to the Sellers to enter into this Agreement, the Purchaser and AMVESCAP hereby jointly and severally represent and warrant that:

     7.1 Organization and Corporate Power. The Purchaser is a corporation duly
         --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into the Transaction Documents to which the Purchaser is a party and to perform its obligations hereunder and thereunder. AMVESCAP is a corporation duly organized, validly existing and in good standing under the laws of England and Wales, with full corporate power and authority to enter into the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder.

     7.2 Authorization of Transaction. The execution, delivery and performance
         ----------------------------
of this Agreement and the other Transaction Documents to which each of the Purchaser and AMVESCAP is a party have been duly and validly authorized by all requisite corporate action on the part of the Purchaser and/or AMVESCAP (as the case may be), and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement or the other Transaction Documents. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents to which the Purchaser or AMVESCAP is a party shall when executed constitute, a valid and binding obligation of the Purchaser and/or AMVESCAP (as the case may be), enforceable in accordance with their respective terms.

     7.3 No Violation. Neither AMVESCAP nor the Purchaser is subject to or
         ------------
obligated under its certificate of incorporation, its by-laws, any Applicable Law, or any agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement and the other Transaction Documents to which either the Purchaser or AMVESCAP is a party.

     7.4 Governmental Authorities and Consents. Other than the filings and/or
         -------------------------------------
notices under the HSR Act, the Advisers Act, and the Change in Bank Control Act, no filings, reports or notices are required to be made by the Purchaser or AMVESCAP with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Purchaser from, any Governmental Authority, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     7.5 Litigation. There are no actions, suits, proceedings or orders pending
         ----------
or, to the Purchaser's knowledge, threatened against or affecting the Purchaser or AMVESCAP at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect the Purchaser's or AMVESCAP's performance under this Agreement and the other agreements contemplated hereby to which the Purchaser or AMVESCAP is a party or the consummation of the transactions contemplated hereby or thereby.

     7.6 Brokerage. Except for fees payable to de Guardiola Advisors, Inc., the
         ---------
fees and expenses of which will be paid by Purchaser, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

     7.7 Purchase Price. The Purchaser has readily-available funds sufficient to
         --------------
pay the Purchase Price.

     7.8 Ineligible Persons. Neither the Purchaser nor any "affiliated person"
         ------------------
(as defined in the 1940 Act) thereof, as applicable, is ineligible pursuant to
Section 9(a) or 9(b) of the 1940 Act to serve as an investment adviser (or in any other capacity contemplated by the 1940 Act) to a registered investment company. Neither the Purchaser nor any "person associated with an investment adviser" (as defined in the Advisers Act) thereof, as applicable, is ineligible pursuant to Section 203 of the Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser or has committed any act enumerated in Rule 206(4)-4(b) under the Advisers Act. Neither the Purchaser nor any "associated person" (as defined in the Securities Exchange Act of 1934, as amended) thereof, as applicable, is ineligible pursuant to Section 15(b) of that Act to serve as a broker-dealer or as an associated person to a registered broker-dealer.

     7.9 Facts Affecting Regulatory Approvals. There is no fact, event or
         ------------------------------------
condition applicable to the Purchaser which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Authority to the transactions contemplated by this Agreement.

                                  ARTICLE VIII
                                   TERMINATION
                                   -----------

     8.1 Termination. This Agreement may be terminated at any time prior to the
         -----------
Closing:

     (a) by mutual written consent of Old Mutual and the Purchaser;

     (b) by the Sellers, (i) in the event of a material breach of this Agreement by the Purchaser that has not been cured, or if any representation or warranty of the Purchaser shall have become untrue in any material respect, provided that in either case such breach or untruth is incapable of being cured by the Closing Date or will prevent or delay consummation of the transactions contemplated by this Agreement by or beyond the Termination Date or (ii) if events have occurred which have made it impossible to satisfy an unwaived condition precedent to the Purchaser's obligations to consummate the transactions contemplated hereby, unless Old

Mutual's or Holdings' willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

     (c) by the Purchaser, (i) in the event of a material breach of this Agreement by the Sellers that has not been cured, or if any representation or warranty of the Sellers shall have become untrue in any material respect, provided that in either case such breach or untruth is incapable of being cured by the Closing Date, or (ii) if events have occurred which have made it impossible to satisfy an unwaived condition precedent to the Sellers' obligations to consummate the transactions contemplated hereby, unless the Purchaser's willful or knowing breach of this Agreement has caused the condition to be unsatisfied;

     (d) by Old Mutual or the Purchaser if the Closing has not occurred on or prior to November 30, 2001; provided, however, that neither the Purchaser nor Old Mutual shall be entitled to terminate this Agreement pursuant to this
Section 8.1 (d) if such Party's willful or knowing breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time; or

     (e) by Old Mutual or the Purchaser upon the expiration of thirty (30) days after any Governmental Authority denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, the Parties agree to resubmit the application or notice to the Governmental Authority that has denied or refused to grant the approval, consent or qualification requested.

     (f) by the Purchaser, by giving notice to Sellers prior to 5:00 p.m. (Eastern time) on the tenth Business Day after receipt by Purchaser of the audited combined balance sheet of the Companies as at December 31, 2000 and the audited combined results of operations of the Companies 2000 Combined Audited Financials, if in the reasonable opinion of Purchaser there is a material difference in the financial position at December 31, 2000 and results of operations of the Companies, each on a combined basis, for the twelve month period then ended as reflected on the 2000 Combined Audited Financials (including the footnotes thereto) from the financial position at such date and results of operations of the Companies, each on a combined basis, for such period as reflected on the unaudited combined December 31, 2000 financial statements (including the footnotes thereto) delivered to Purchaser pursuant to
Schedule 5.6 together with the 2000 Audited Financial Statements with respect to PR Trust and Atlantic (including the footnotes thereto) (the "2000 Combined Unaudited Financials") unless (i) the matters which constitute or make up any such material difference are subject or susceptible to resolution pursuant to the provisions of Section 2.6, or (ii) the Sellers and Parent have agreed in writing to indemnify Purchaser and the Companies, fully and without limitation, for any Loss based upon, resulting from or arising out of such material difference.

     8.2 Effect of Termination. In the event of termination of this Agreement by
         ---------------------
either Old Mutual or the Purchaser as provided in Section 8.1, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of
Article IX shall continue in full force and effect, and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE IX
                       INDEMNIFICATION AND RELATED MATTERS
                       -----------------------------------

     9.1 Survival. All representations, warranties, covenants and agreements set
         --------
forth in this Agreement shall survive the Closing Date and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of any Party, the knowledge of any of such Party's officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion. Notwithstanding the foregoing, (i) the Parties' exclusive remedy for any claims arising in respect of this Agreement from and after the Closing shall be as set forth in Section 9.2; and (ii) no Party shall be entitled to recover for any Loss pursuant to Section 9.2(a)(i) or
Section 9.2(c)(i) unless written notice of a claim thereof is delivered to the other Party, with reasonable particularity, prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date"
                                                --------------------------
shall mean the second anniversary following the Closing Date; provided that the Applicable Limitation Date with respect to the following Losses shall be as follows: (i) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Section 6.5 (Taxes) or Section 5.16 (Employee Benefit Plans), the Applicable Limitation Date shall be the 30th day after expiration of the applicable statute of limitations (including any extensions thereto to the extent that such statute of limitations may be tolled) for the assertion against the Companies of Liability based upon facts or circumstances the existence or occurrence of which constitutes a breach of such representations or warranties, and (ii) with respect to any Loss arising from or related to a breach of the representations and warranties set forth in Sections 5.1, 5.2, 5.3 and 5.4, a claim for such Loss may be asserted without limitation as to any time or date.

     9.2 Indemnification.
         ---------------

     (a) The Sellers and Parent shall jointly and severally indemnify the Purchaser, and each of its respective officers, directors, stockholders, employees, agents, representatives, Affiliates, successors and assigns (collectively, the "Purchaser Parties") and hold each of them harmless from and
                    -----------------
against and pay on behalf of or reimburse such Purchaser Parties in respect of any Loss which any such Purchaser Party may suffer, sustain or become subject to, as a result of, arising out of, based upon or relating to:

          (i) the breach of any representation or warranty made by the Sellers contained in this Agreement or any certificate delivered by the Sellers (or either of them) to the Purchaser with respect thereto in connection with the Closing, or any matter or circumstance described in Items 1, 2, 4, 6, 7 or 8 of Schedule 5.19; or
             -------------

          (ii) the breach of any covenant or agreement made by the Sellers contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Sellers (or either of them) to the Purchaser with respect thereto in connection with the Closing; or

     (iii) any matter or circumstance described in Items 3 or 5 on Schedule 5.19
                                                                   -------------
or Item 2 on Schedule 5.21(a) hereto; or
             ----------------

     (iv) the matter described in Item 3 of Schedule 5.8 hereto.
                                            ------------

     For purposes of Section 9.2(a)(i), the existence of an inaccuracy or breach of any representation or warranty of Sellers made in this Agreement shall be determined without giving effect to any exception in such representation or warranty relating to materiality or Material Adverse Effect.

     (b) The indemnification provided for in Section 9.2(a)(i) above is subject to the following limitations:

          (i) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) only if the Purchaser Party gives Old Mutual written notice thereof, with reasonable particularity, prior to the Applicable Limitation Date, if any;

          (ii) the Sellers will be liable to the Purchaser Parties with respect to claims referred to in Section 9.2(a)(i) based upon or arising out of the breach of any representation or warranty of Sellers, other than the representations and warranties of Sellers contained in Sections 5.1 (except with respect to qualification and possession of all necessary licenses, permits and authorizations), 5.2, 5.3, 5.4, 5.16 and 6.5 (the "Non-Limited
                                                                    -----------
     Reps") only if the aggregate amount of all Losses relating to any and all
     ----
     claims referred to in Section 9.2(a)(i), other than claims based on a breach of the Non-Limited Reps, exceeds $2,500,000 in which event Sellers shall be liable for all Losses in excess of $2,500,000.

          (iii) the aggregate amount of all payments made by the Sellers in satisfaction of claims for indemnification pursuant to Section 9.2(a)(i) based upon or arising out of the breach of any representation or warranty of Sellers, other than the Non-Limited Reps, shall not exceed fifty percent (50%) of the Purchase Price (the "Cap"); and
                                       ---

          (iv) no Indemnified Party shall be entitled to recover hereunder punitive, exemplary or consequential damages, except to the extent the indemnified matter requires the Indemnified Party to pay such damages to a third party.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Purchaser delivers written notice of a claim in respect of which a Loss has occurred to Old Mutual, with reasonable particularity, no later than the Applicable Limitation Date, the Sellers shall be required to indemnify the Purchaser Parties for all Losses (up to the Cap) which the Purchaser Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

     (c) The Purchaser shall indemnify and hold each of the Sellers and their respective officers, directors, stockholders, employees, agents, representatives, Affiliates, successors and assigns (collectively, the "Old
                                                                        ---
Mutual Parties") harmless from and against and pay on behalf of or reimburse
--------------
such Old Mutual Party in respect of any Loss which any Old Mutual Party may suffer, sustain or become subject to, as a result of, arising out of, based upon or relating to:

          (i) the breach of any representation or warranty made by the Purchaser contained in Article VII of this Agreement or any certificate delivered by the Purchaser to the Sellers (or either of them) with respect thereto in connection with the Closing; or

          (ii) the breach of any covenant or agreement made by the Purchaser contained in this Agreement, the other Transaction Documents, any Exhibit hereto or any certificate delivered by the Purchaser to the Sellers (or either of them) with respect thereto in connection with the Closing.

     (d) The indemnification provided for in Section 9.2(c)(i) above is subject to the following limitations:

          (i) The Purchaser will be liable to the Old Mutual Parties with respect to claims referred to in Section 9.2(c)(i) only if Old Mutual gives the Purchaser written notice thereof, with reasonable particularity, prior to the Applicable Limitation Date;

          (ii) the Purchaser will be liable to the Old Mutual Parties with respect to claims referred to in Section 9.2(c)(i) only if the aggregate amount of all Losses relating to any and all claims referred to in Section 9.2(c)(i) exceeds $2,500,000 and then only to the extent of such excess; and

          (iii) The aggregate amount of all payments made by the Purchaser in satisfaction of claims for indemnification pursuant to Section 9.2(c)(i) shall not exceed the Cap.

Notwithstanding any implication to the contrary contained in this Agreement, so long as the Old Mutual Party delivers written notice of a claim in respect of which a Loss has occurred to the Purchaser, with reasonable particularity, no later than the Applicable Limitation Date, the Purchaser shall be required to indemnify the Old Mutual Parties for all Losses (up to the Cap) which the Old Mutual Parties may incur in respect of the matters which are the subject of such claim, regardless of when incurred.

     (e) Notwithstanding any other provision of this Article IX, Sellers and Parent, jointly and severally, agrees to indemnify the Purchaser and the Companies from and against the entirety of any Loss the Companies or the Purchaser may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company (x) for any Taxes of the Companies with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax to the extent allocable (determined in a manner consistent with ss. 10.1(b)) to the portion of such period beginning before and ending on the Closing Date)to the extent such Taxes are not reflected in the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Estimated Closing Balance Sheet (rather than in any notes thereto), and (y) for any Taxes of the Affiliate Group arising under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise or of the Companies arising as a result of their ceasing to be members of Old Mutual's Affiliated Group; provided, however, Sellers and Parent shall not be obligated to indemnify Purchasers and the Companies under this Section 9.2(e) except to the extent that the aggregate amount of all Losses that are described in this
Section 9.2(e) shall exceed the amount accrued for Taxes with respect to periods ended on or prior to the Closing Date and taken into account in determining Actual Net Tangible Assets.

     (f) Sellers and Parent, jointly and severally, shall indemnify and hold each of the Purchasers and their respective officers, directors, stockholders, employees, agents, representatives, Affiliates, employee benefit plans, trustees, their successors and assigns harmless from and against and pay on behalf of or reimburse such party in respect of any Loss which any such party may suffer, sustain or become subject to, as a result of or relating to any Employee Benefit Plan (as defined in Section 5.16 hereof) that is not maintained or sponsored solely by one of the Companies; except that the Sellers shall not have any liability with respect to acts or omissions that occur with respect to transferred accounts after the consummation of the transfer described in Section 4.14.

     9.3 Procedure.
         ---------

     (a) Notice of Claims. Any indemnified party seeking indemnification for any
         ----------------
Loss or potential Loss the ("Indemnified Party") shall give written notice to the applicable party from whom indemnification hereunder is being sought (the "Indemnifying Party"), specifying in detail (i) the representation and warranty or covenant or other agreement that is alleged to have been inaccurate or to have been breached, (ii) the basis for such allegation, including the provision of supporting documentation and (iii) if known, the aggregate amount of the Losses for which a claim is being made under this Article IX or, to the extent that such Losses are not known or have not been incurred at the time such claim is made, an estimate, to be prepared in good faith and accompanied by supporting documentation, of the aggregate potential amount of such Losses. Written notice to such Indemnifying Party of the existence of a Claim shall be given by the Indemnified Party promptly after the Indemnified Party first receives notice of the potential claim; provided, however, that the Indemnified Party shall not be
                     --------  -------
foreclosed from seeking indemnification pursuant to this Article IX by any failure to provide such prompt notice of the existence of a Claim to the applicable Indemnifying Party except and only to the extent that such Indemnifying Party actually incurs an incremental out-of-pocket expense or otherwise has been materially damaged or prejudiced as a result of such delay.

     (b) Defense. Except as otherwise provided herein, in the case of any claim
         -------
asserted by a Person that is not a party to this Agreement (a "Third Party
                                                               -----------
Claim"), an Indemnifying Party may elect to compromise or defend, at such
-----
Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Indemnified Party), any Third Party Claim. If an Indemnifying Party elects to compromise or defend such Third Party Claim, it shall promptly notify the Indemnified Party and any other Indemnifying Parties of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the applicable Indemnifying Party or Indemnifying Parties, in the compromise of, or defense against, such Third Party Claim. For so long as no Indemnifying Party elects to compromise or defend against the Third party Claim, fails to notify the Indemnified Party of its election to do so, or otherwise abandons the defense of such Third Party Claim,
(i) the Indemnified Party may pay (without prejudice of any of its rights as against any applicable Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by an applicable Indemnifying Party) and (ii) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the applicable Indemnifying Party or Indemnifying Parties pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained herein, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (iii) there is a conflict of interest between an applicable Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (iv) there are specific defenses available to the Indemnified Party which are different from or additional to those available to an applicable Indemnifying Party and which could be materially adverse to such Indemnifying Party, then the Indemnified Party shall have the right to assume and direct the defense of such Third Party Claim. In such an event, the applicable Indemnifying Party or Indemnifying Parties shall pay the reasonable fees and disbursements of their own counsel and one counsel to all the Indemnified Parties. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to assume control of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Party, if the claim over which the Indemnifying Party seeks to assume control
(i) seeks non-monetary relief, (ii) involves criminal or quasi-criminal allegations, or (iii) involves a claim which, upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend. In any event, except as otherwise provided herein, any applicable Indemnified Party and any Indemnifying Party that has any liability with respect to such claim may each participate, at its own expense, in the defense of such Third Party Claim without, in the case of such Indemnified Party, any right to control such defense. If an Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to such Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

     9.4 Exclusive Remedy. The indemnification provisions set forth in this
         ----------------
Article IX shall be the exclusive remedy following and subject to the Closing for any breaches or alleged breaches of any representation, warranty or covenant contained in this Agreement or any Transaction Document, except for breaches of any covenant or agreement contained herein or in any Transaction Document which by its terms is required to be performed after the Closing.

     9.5 Net Recovery. The amount to which an Indemnified Party may become
         ------------
entitled under this Article IX shall be net of any recovery (whether by way of payment, discount, credit, set-off, tax benefit, counterclaim or otherwise) received from a third party (including any insurer or taxing authority) in respect of such claim. If any such recovery shall be received by an Indemnified Party after payment by an Indemnifying Party of an amount in respect of a claim which did not take such recovery into account, the amount of any such recovery, less all reasonable costs, charges and expenses incurred by the relevant Indemnified Party in obtaining such recovery from the third party, shall be repaid by the relevant Indemnified Party to the relevant Indemnifying Party promptly upon the receipt thereof from the third party.

     9.6 Right of Off-Set/Set-Off. To the extent it is determined that the
         ------------------------
Purchaser has an indemnifiable Loss under Section 9.2, and subject to the limitations contained in Section 9.2(b), Purchaser shall have the right to off-set or set-off any indemnification payment from a Seller to which it is entitled pursuant to this Article IX against any other payment to be made by Purchaser to such Seller, whether pursuant to this Agreement or otherwise. No permitted exercise by Purchaser of such right of off-set or set-off shall constitute a default in the payment of any amount against which such off-set or set-off is made.

     9.7 Adjustment to Purchase Price. Amounts paid to or on behalf of the
         ----------------------------
Sellers or the Purchaser as indemnification shall be treated as adjustments to the Purchase Price for Tax purposes.

                                    ARTICLE X
                              ADDITIONAL AGREEMENTS
                              ---------------------

     10.1 Tax Matters. The following provisions shall govern the allocation of
          -----------
responsibility as between the Purchaser and Old Mutual for certain tax matters following the Closing Date:

     (a) Tax Periods Ending on or Before the Closing Date. Old Mutual shall
         ------------------------------------------------
prepare or cause to be prepared all Tax Returns for each of the Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Old Mutual shall pay all Taxes attributable to the income earned during Tax periods ending on or before the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing difference between book and Tax income) shown on the face of the estimated Closing Balance Sheet (rather than in any notes thereto) and the Purchaser shall pay or cause the Companies to pay any other amounts due and owning. The Companies will furnish Tax information to Old Mutual for inclusion in Old Mutual's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Companies' past custom and practice. Old Mutual will allow the Purchaser an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Companies at least thirty (30) days in advance of the proposed filing thereof. Old Mutual will take no position on such Tax Returns that relate to the Companies that would adversely affect the Companies after the Closing Date unless such position would be reasonable in the case of a Person that owned the Companies both before and after the Closing Date. The income of the Companies will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of the Companies as of the end of the Closing Date. After the Closing, the Companies shall cooperate in the preparation, execution (to the extent required) and filing of any such return.

     (b) Tax Periods Beginning Before and Ending After the Closing Date. With
         --------------------------------------------------------------
the assistance of and subject to review by Old Mutual, the Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns for each of the Companies for Tax periods which begin before the Closing Date and end after the Closing Date. Old Mutual shall pay to the Purchaser within fifteen (15) days of the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent the amounts of such Taxes are not utilized in determining the Actual Net Tangible Assets. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (ii) in the case of any Tax based upon or related to income be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the applicable Company.

     (c) Section 338(h)(10) Election. Old Mutual will join with the Purchaser in
         ---------------------------
making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local, or foreign tax law) with respect to the purchase and sale of the Common Stock hereunder. Old Mutual will pay any Tax attributable to the making of such election and will indemnify the Purchaser and the Companies against any Adverse Consequences arising out of any failure to pay such Tax. Old Mutual will also pay any state, local, or foreign Tax (and indemnify the Purchaser and the Companies against any Adverse Consequences arising out of any failure to pay such Tax) attributable to an election under state, local, or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the Common Stock hereunder. The Parties agree that the Purchase Price and the Liabilities of the Companies (plus other relevant items including payments under the Purchase Agreement) will be allocated to the assets of the Companies for purposes of this election as proposed by Purchaser and approved by Old Mutual (which approval will not be unreasonably withheld). The Purchaser, the Companies, and Old Mutual will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

     (d) Cooperation on Tax Matters.
         --------------------------

          (i) The Purchaser and Old Mutual shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Old Mutual agrees to retain all books and records with respect to Tax matters and pertinent to Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser, any extensions thereof of the respective taxable periods), and to abide by all record retention agreements entered into with any taxing authority.

          (ii) The Purchaser and Old Mutual further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (e) Certain Taxes. All transfer, documentary, sales, use, stamp,
         -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Old Mutual when due, and Old Mutual will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law. The Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     (f) Tax Sharing Agreements. All tax-sharing agreements or similar
         ----------------------
agreements with respect to any of the Companies shall be terminated as of the Closing Date and, after the Closing Date, no Company shall be bound thereby or have any liability thereunder (whether the current year, a future year, or a past year).

     (g) Real Property Holding Corporation. Old Mutual will furnish the
         ---------------------------------
Purchaser prior to the Closing a certification pursuant to Treasury Regulation ss. 1.897-2 to the effect that Old Mutual is not a "United States real property holding corporation" as defined in Section 897 of the Code.

     (h) Audits. Old Mutual will allow the Companies and their advisors to
         ------
participate in any audits of Old Mutual's consolidated federal income Tax Returns to the extent that such returns relate to the Companies and such audit could result in adjustments affecting periods for which the Purchaser is responsible. In such event, Old Mutual will not settle any such audit in a manner which would adversely affect the Companies after the Closing Date without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld.

     (i) Retention of Carryovers. Old Mutual will not elect to retain any net
         -----------------------
operating loss carryovers or capital loss carryovers of the Companies under Reg.ss.1.1502-20(g).

     10.2 Press Releases and Announcements. Prior to the Closing Date, no press
          --------------------------------
releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of any of the Companies shall be issued without the mutual approval of all Parties, except for any public disclosure which any Party in good faith believes is required by law or regulation; provided that the Purchaser shall be entitled to (a) disclose the transactions contemplated hereby in any document filed with the SEC or the OCC, and (b) include a detailed description of the Companies in such filing. After the Closing Date, no press releases related to this Agreement and the transactions contemplated herein, or other announcements to the employees, customers or suppliers of any of the Companies shall be issued without the Purchaser's consent (which shall not be unreasonably withheld).

     10.3 Further Transfers. The Sellers shall execute and deliver such further
          -----------------
instruments of conveyance and transfer and take such additional action as the Purchaser may reasonably request to effect, consummate, confirm or evidence the transfer to the Purchaser of the Common Stock and any other transactions contemplated hereby.

     10.4 Expenses. Except as otherwise provided herein, the Sellers and the
          --------
Purchaser shall pay all of their own fees, costs and expenses (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement and the other agreements contemplated hereby, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby.

     10.5 Exclusivity. Until this Agreement is terminated by its terms Old
          -----------
Mutual may not (and Old Mutual shall not cause or permit any Insider or agent or any other Person acting on behalf of Old Mutual to), (a) solicit, initiate or encourage the submission of any proposal or offer from any Person (including any of them) relating to any (i) liquidation, dissolution or recapitalization of;
(ii) merger or consolidation with or into; (iii) acquisition or purchase of assets of or any equity interest in; or (iv) similar transaction or business combination involving any of the Companies, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any other Person to do or seek any of the foregoing. Old Mutual agrees that it will discontinue immediately (and will cause any Insider or agent or any other Person acting on behalf of Old Mutual to discontinue immediately) any negotiations or discussion with respect to any of the foregoing. Until this Agreement is terminated by its terms, Old Mutual shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     10.6 Books and Records. Unless otherwise consented to in writing by Old
          -----------------
Mutual and the Purchaser, the Purchaser and Old Mutual will not, for a period of seven (7) years following the date hereof, destroy, alter or otherwise dispose of any of the books and records of any of the Companies acquired by the Purchaser hereunder or retained by Old Mutual without first offering to surrender to the other Party such books and records or any portion thereof of which Old Mutual or the Purchaser may intend to destroy, alter or dispose. The Purchaser and Old Mutual will allow the other Party's representatives, attorneys and accountants access to such books and records, upon reasonable request during such Party's normal business hours, for the purpose of examining and copying the same in connection with any matter whether or not related to or arising out of this Agreement or the transactions contemplated hereby.

     10.7 Confidentiality and Non-Disclosure.
          ----------------------------------

     (a) Old Mutual, for itself and its Affiliates, and the respective successors and assigns of Old Mutual and each such Affiliate, hereby covenants and agrees that all Company Confidential Information furnished to or known by Old Mutual or Holdings will be kept confidential, and will not be used or disclosed by Old Mutual or Holdings, or by the respective successors or assigns of Old Mutual or Holdings, in any manner whatsoever, other than with the prior expressed written consent of Purchaser.

     (b) In the event that any Party or its Affiliate is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Company Confidential Information, such Party shall notify the other Party promptly of the request or requirement so that such other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 10.7. If, in the absence of a protective order or the receipt of a waiver hereunder, any Party is, on the advice of counsel, compelled to disclose any Company Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Company Confidential Information to the tribunal; provided that such disclosing Party shall use commercially reasonable efforts to obtain, at the request of the other Party, an order or other assurance that confidential treatment shall be accorded to such portion of the Company Confidential Information required to be disclosed as the Party to whom such information relates shall designate.

     (c) Old Mutual covenants and agrees that it will not, nor will it cause, permit or allow any of its Affiliates to, conduct any business or enterprise involving investment advisory or trust services under any name like or similar to the name of any Company, as such name exists on the date hereof, or any name incorporating the name "Pell," "Rudman," "Rothschild" or "Sovereign" or any combination thereof or in combination with any other name or mark.

     10.8 Guarantee. AMVESCAP guarantees the performance and payment of all of
          ---------
Purchaser's covenants and obligations under this Agreement and the other Transaction Documents.

     10.9 Personnel Changes. Purchaser agrees that it will not, in the operation
          -----------------
of the Companies during the two year period following the Closing Date, assign any managerial employee of the Companies to provide such employee's services, for any period of more than sixty (60) Business Days in any twelve (12) month period, to Purchaser or any Affiliate thereof or require any managerial employee of the Company to relocate to another office of the Companies, Purchaser or any Affiliate thereof, in either case without the consent of (a) all members of the Committee, and (b) such employee.

     10.10 Disposition of Business of the Companies. If Purchaser shall, at any
          -----------------------------------------
time during the two (2) year period following the Closing Date, sell or otherwise dispose of the stock or any of the assets of any Company to any entity, other than an Affiliate of AMVESCAP and other than in a transaction in which all of the stock or substantially all of the assets of all of the Companies are sold as a unit, for all purposes of the determinations of any payment due on any Anniversary Date occurring after the date of such sale or disposition (a) all revenues that would otherwise be includable in the determination of Anniversary Date Revenue with respect to the payment due on such Anniversary Date that were derived from, or are attributable to, the assets so disposed of, or to the Company or Companies whose stock is sold, and which revenues resulted from the operation of the business of such Company or Companies or the business transacted with such assets during the portion of the period with respect to which such Anniversary Date Revenues are being determined that occurred prior to the date of such sale or disposition, shall be excluded from the determination of Anniversary Date Revenues, and (b) there shall, in lieu of such excluded revenues, be included in the determination of such Anniversary Date Revenues an amount equal to (i) the net revenues (determined using the principles contained in the definition of Anniversary Date Revenues) derived from or attributable to the assets so disposed of or to the Company or Companies whose stock is sold during the calendar quarter ended next prior to the date of such sale or disposition, multiplied by (ii) four (4).

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     11.1 Amendment and Waiver. This Agreement may be amended and any provision
          --------------------
of this Agreement may be waived, provided that any such amendment or waiver shall be binding upon a Party only if such amendment or waiver is set forth in a writing executed by the Purchaser and Old Mutual. No course of dealing between or among any persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

     11.2 Notices. All notices, demands and other communications given or
          -------
delivered under this Agreement shall be in writing and shall be personally delivered, mailed by first class mail, return receipt requested, delivered by express courier service, or telecopied (with hard copy to follow), and shall be effective upon receipt. Unless another address is specified in writing, such notices, demands or other communications shall be sent to the address or telecopy number indicated below:

Notice to Sellers:                                   with a copy to:
-----------------                                    --------------

Attn:  Joseph R. Ramrath, Esq.                       Terrence W. Mahoney, Esq.
Old Mutual (US) Holdings, Inc.                       Hill & Barlow
One International Place                              One International Place
Boston, MA  02110                                    Boston, MA  02110
(T):  (617) 330-8900                                 (T):  (617) 428-3000
(F):  (617) 330-1133                                 (F):  (617) 428-3500

Mr. Edward I. Rudman                                 Michael Davis, Esq.
Pell Rudman & Co., Inc.                              Christopher Cabot, Esq.
100 Federal Street                                   Sullivan & Worcester LLP
Boston, MA  02110                                    One Post Office Square
(T):  (617) 337-9600                                 Boston, MA  02109
(F):  (617) 350-7195                                 (T):  (617) 338-2800
                                                     (F):  (617) 338-2880

Notices to Purchaser:                                with a copy to:
--------------------                                 --------------

AMVESCAP PLC                                         L. Neil Williams, Esq.
11 Devonshire Square                                 AMVESCAP
London EC2 M4YR                                      1315 Peachtree Street, NE
United Kingdom                                       Suite 500
Attn:   Company Secretary                            Atlanta, GA  30309
                                                     (T):  (404) 479-2889
                                                     (F):   (404) 724-4280

                                                     Robert McCullough
                                                     AMVESCAP
                                                     1315 Peachtree Street, NE
                                                     Suite 500
                                                     Atlanta, GA  30309
                                                     (T):  (404) 724-4251
                                                     (F):  (404) 724-4280

                                                     Sidney J. Nurkin, Esq.
                                                     Alston & Bird LLP
                                                     One Atlantic Center
                                                     1201 West Peachtree Street
                                                     Atlanta, GA  30309
                                                     (T):  (404) 881-7260
                                                     (F):  (404) 881-7777

     11.3 Binding Agreement; Assignment. This Agreement and all of the
          -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

     11.4 Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     11.5 No Strict Construction. The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the Parties to express their mutual intent. Each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Parties, and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

     11.6 Captions. The captions used in this Agreement are for convenience of
          --------
reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no captions had been used in this Agreement.

     11.7 Entire Agreement. This Agreement and the other Transaction Documents
          ----------------
contain the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

     11.8 Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     11.9 Governing Law. All questions concerning the construction, validity and
          -------------
interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

     11.10 Parties in Interest. Nothing in this Agreement, express or implied,
           --------------------
is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Stock Purchase Agreement as of the date first written above.

                                    OLD MUTUAL (US) HOLDINGS INC.


                                    By:  /s/ Franklin H. Kettle
                                         ----------------------
                                         Name: Franklin H. Kettle
                                         Title: Senior Vice President


                                    UNITED ASSET MANAGEMENT HOLDINGS, INC.


                                    By:  /s/ Joseph R. Ramrath
                                         ---------------------
                                         Name: Joseph R. Ramrath
                                         Title:    Vice President


                                    OLD MUTUAL PLC


                                    By:  /s/ M. J. Levett
                                         ----------------
                                         Name:     M. J. Levett
                                         Title:    Chairman and Chief Executive


                                    INVESCO NORTH AMERICAN HOLDINGS, INC.


                                    By:  /s/ Neil Williams
                                         -----------------
                                         Name:     Neil Williams
                                         Title:    Secretary and General Counsel


                                    AMVESCAP PLC


                                    By:  /s/ Robert F. McCullough
                                         ------------------------
                                         Name: Robert F. McCullough
                                         Title:   CFO